UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☑

Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
TEAM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-16(i)(1) and 0-11.

13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(281) 331-6154
Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

April 10, 2024
To Our Shareholders:

On behalf of our Board of Directors, it is my pleasure to invite you to attend the 2024 Annual Meeting of Shareholders of Team, Inc. (the “Annual Meeting”) which will be held on Wednesday, May 22, 2024, at 3:00 p.m., Central Time at our headquarters located at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.

In addition to the Proxy Statement, you should have also received a copy of our Annual Report on Form 10-K for the year ended December 31, 2023. We encourage you to read the Annual Report on Form 10-K. It includes information about our operations as well as our audited, consolidated financial statements. If you did not receive a copy of our Annual Report on Form 10-K, it, along with this Proxy Statement, are available on our website at www.teaminc.com/proxy2024, under our “Investors” page.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please sign, date and return the accompanying proxy card in the postage-paid envelope provided or vote electronically via the Internet or by telephone. See “About the Annual Meeting—How do I vote by proxy?” in the Proxy Statement for more details. Instructions for each type of voting are included with the instructions on your proxy card and the Notice of Internet Availability of Proxy Materials. Returning the proxy card or voting instruction form or submitting your proxy or voting instruction electronically does not deprive you of your right to attend the Annual Meeting and to vote your shares in person during the Annual Meeting. However, if your shares are held through a broker or other nominee, you must obtain a legal proxy from the record holder of your shares in order to vote at the Annual Meeting.
Thank you for your interest in our Company.

Sincerely,

Keith Tucker
Chief Executive Officer

TEAM, INC.
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	3:00 p.m. Central Time on Wednesday, May 22, 2024

Location:	13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478

Items of Business:	•	Proposal One—Election of directors;

	•	Proposal Two—Advisory vote on Named Executive Officer compensation;

	•	Proposal Three—Approval of the second amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan;

	•	Proposal Four—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024; and

	•	Such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

Documents:
Under U.S. Securities and Exchange Commission rules, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card, and our 2023 Annual Report on Form 10-K for the year ended December 31, 2023 and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.teaminc.com/proxy/2024, under our Investors page.

Record Date:
The shareholders of record of our common stock, par value $0.30 per share (“Common Stock”), as of the close of business on March 28, 2024, will be entitled to vote at the 2024 Annual Meeting of Shareholders of Team, Inc. (the “Annual Meeting”), or any adjournment thereof. A complete list of shareholders of record of our Common Stock entitled to vote at the Annual Meeting will be maintained in our principal executive offices at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 for ten days prior to the Annual Meeting and will also be available during the Annual Meeting at www.teaminc.com/proxy2024.

Proxy Voting:
To ensure your shares are voted, you may vote your shares by completing, signing and returning the accompanying proxy card by mail or over the Internet or by telephone, both of which are described on your enclosed proxy card. The voting procedures are described on page 1 in “General - About the Annual Meeting” of this Proxy Statement and on the proxy card.

Proxy Distribution:	We are mailing a full set of our printed proxy materials to shareholders on or about April 10, 2024.

IMPORTANT - NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are available to our shareholders free of charge at www.teaminc.com/proxy2024.

Table of Contents

Page
General	1
About the Annual Meeting	1
Proposal One—Election of directors	5
Proposal Two— Advisory vote on Named Executive Officer Compensation	7
Proposal Three— Approval of an amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan	8
Proposal Four- Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting for the year ending December 31, 2024	18
Corporate Governance	19
The Board of Directors and Its Committees	26
Compensation of Directors	32
Executive Officers	33
Executive Compensation	34
Summary Compensation Table	38
Outstanding Equity Awards at 2023 Year-End	44
Pay Versus Performance	47
Equity Compensation Plan Information	49
Holdings of Major Shareholders, Officers and Directors	50
Transactions with Related Persons	52
Audit Committee Report	53
Information on Independent Public Accountants	55
Annual Report on Form 10-K	55
Delivery of Proxy Materials to Shareholders Sharing an Address	55
Shareholder Proposals for Next Year’s Annual Meeting	56
Other Business	57
Appendix A: Team, Inc. Second Amended and Restated 2018 Equity Incentive Plan	A-1

TEAM, INC.
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
__________________________

PROXY STATEMENT
GENERAL

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Team, Inc. for use at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 22, 2024 at 3:00 p.m. Central Time. This Proxy Statement, the accompanying proxy card and the 2023 Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Report”) were first mailed to our shareholders on or about April 10, 2024. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

In accordance with rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card and our Annual Report and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report are available at www.teaminc.com/proxy2024, under the “Investors” page. Our Annual Report does not form a part of the material for the solicitation of proxies.

Unless otherwise indicated, the terms “Team, Inc.,” “Team,” “the Company,” “we,” “our” and “us” are used in these proxy materials to refer to Team, Inc. We are incorporated in the state of Delaware and our company website can be found at www.teaminc.com. Our stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “TISI.”

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Team, Inc. (the “Board”) is soliciting your vote in connection with our Annual Meeting.

What is the purpose of the Annual Meeting?

The meeting will be our regular Annual Meeting of Shareholders. You will be voting on the following matters at our Annual Meeting:
1.Proposal One—Election of directors;

2.Proposal Two—Advisory vote on Named Executive Officer compensation;

3.Proposal Three—Approval of the second amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan;

4.Proposal Four—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

5.Such other business as may properly come before the Annual Meeting, or any adjournment or postponement of the meeting.

How does the Board of Directors recommend I vote?
The Board recommends that you vote your shares as follows:
Proposal One—“FOR” the election of Michael J. Caliel, Edward J. Stenger and Pamela J. McGinnis as Class II directors;

Proposal Two—“FOR” the approval, on an advisory basis, of Team, Inc.’s compensation of its Named Executive Officers as disclosed in this Proxy Statement;

Proposal Three—“FOR” the second amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan; and

Proposal Four—“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Who is entitled to vote at the Annual Meeting?
The Board has set March 28, 2024 as the record date for the Annual Meeting (the “Record Date”). All shareholders who owned our common stock, par value $0.30 per share (the “Common Stock”), at the close of business on the Record Date may attend and vote at the Annual Meeting. See “How do I vote by proxy?” below for other ways you can vote if you do not plan on attending the Annual Meeting in person.
How many votes can be cast by all shareholders?
Each share of Common Stock is entitled to one vote on all matters before the Annual Meeting. There is no cumulative voting. There were 4,415,201 shares of Common Stock outstanding and entitled to vote at the close of business on the Record Date. There is no shareholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?
A majority of the outstanding shares of Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and to conduct business. This is called a “quorum.” If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the meeting is authorized by our Amended and Restated Bylaws (“Bylaws”) to adjourn the meeting without the vote of shareholders. Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person, a proxy card has been properly submitted by you or on your behalf, or you have voted on the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of Common Stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (i) lacks the discretionary authority to vote on certain matters and (ii) has not received voting instructions from the beneficial owner in respect of these specific matters.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How many votes are required to approve each proposal in this Proxy Statement?

Election of Directors. Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast FOR the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee in an uncontested election is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at this meeting. The Board will decide whether to accept the director’s resignation in accordance with the procedures listed in the Company’s Corporate Governance Principles, which are available on our website at www.teaminc.com.

Advisory Vote on Named Executive Officers Compensation. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on this Proposal. Broker non-votes are not entitled to vote on this Proposal and, therefore, will have no effect on the outcome of such vote; however, for shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST this Proposal. Although a vote on this Proposal is advisory and not binding on the Board or the Company, our Compensation Committee will take into account the outcome of this vote in evaluating the compensation program for our Named Executive Officers (as defined below).

Approval of the second amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on this Proposal. Broker non-votes are not entitled to vote on this Proposal and, therefore, will have no effect on the outcome of such vote; however, for shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST this Proposal.

Ratification of Appointment of KPMG LLP. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on this Proposal. For shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST this Proposal. Because this Proposal is a “routine” matter, broker non-votes are not expected for this Proposal.

Other Matters. An affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter is generally required for action of any other matters that may properly come before the Annual Meeting.

How do I vote by proxy without attending the Annual Meeting?

You may vote your shares in person during the Annual Meeting or you may vote your shares before the Annual Meeting via the Internet, by telephone, or by mail. If you vote by the Internet, by telephone or plan to vote in person, you do not need to mail in a proxy card or voting instructions.

It is important that your shares be represented and voted at the Annual Meeting of Shareholders. You can vote your shares in one of four ways:

By Internet - Visit www.teaminc.com/proxy2024 before the Annual Meeting. You will need the control number in your notice, proxy card of voting instruction form.

By Telephone - Dial toll-free 1-866-641-4276 or the telephone number on your voting instruction form. You will need the control number in your proxy card or voting instruction form.

By Mail - Complete, sign and return the proxy card or voting instruction form using the enclosed postage-paid envelope.

Shares Registered in Street Name: If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares without attending the Annual Meeting. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the enclosed postage-paid envelope.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing and returning the proxy card or voting instruction form as promptly as possible, or by voting by telephone or via the Internet, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. If your shares are held in “street name” with a broker or similar party, you have a right to direct that broker or similar party on how to vote the shares held in your account. You will need to contact your broker to determine whether you will be able to vote using one of these alternative methods.

How will my shares be voted on the proposals at the Annual Meeting?

The shares of Common Stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed. If you return your signed proxy card or voting instruction card but do not mark selections, it will be voted in accordance with the recommendations of the Board. The Board has designated André C. Bouchard and Matthew Acosta to serve as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in “street name” (that is, in the name of or through a broker, bank or other nominee) and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on each matter voted upon at the Annual Meeting. Under applicable rules, brokers have the discretion to vote on routine matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine” except for Proposal Four, to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024. Thus, your broker, bank or other nominee would not be able to vote on such “non-routine” matters in Proposals One, Two and Three. If your shares are held in street name, your broker, bank or other nominee will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

How are abstentions and broker non-votes counted?

In tabulating the voting result for Proposal One, assuming a quorum is obtained, abstentions and broker non-votes are not counted as votes cast and therefore have no effect on the outcome of such approval. In tabulating the voting result for Proposals Two and Three, broker non-votes are not entitled to vote on such Proposals and have no effect on the outcome of such votes; however, abstentions are counted as voting power represented at the Annual Meeting and entitled to vote on such Proposals and are counted as a vote AGAINST Proposals Two, Three and Four. Because Proposal Four is a “routine” matter, broker non-votes are not expected for Proposal Four.

Both abstentions and broker non-votes are counted as “present” for purposes of determining the existence of a quorum at the Annual Meeting.

Who pays for the proxy solicitation and how are the votes solicited?

We bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees, as well as Georgeson LLC, our proxy solicitor, may solicit proxies by personal interview, telephone, facsimile, or email. Our directors, officers and other employees will not be paid any additional compensation for any such solicitation. Georgeson LLC will be paid approximately $12,000 for their solicitation services plus expenses. We will request brokers and other nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of these shares. We will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to these beneficial owners.

Can I change or revoke my vote after I submit it?

Yes. You can change or revoke your proxy at any time prior to the voting at the Annual Meeting by the following methods:

•if you voted by Internet or telephone, by subsequent voting via the Internet or by telephone;

•by voting in person at the Annual Meeting;

•if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or

•mailing your request to our Corporate Secretary at: Team, Inc. Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478, specifying such revocation, so that it is received not later than 1:00 a.m. Central Time on May 22, 2024.

Who can answer questions about voting?

If you have any questions about how to vote or direct a vote with respect to your shares of Common Stock, you may call Georgeson LLC, the Company’s proxy solicitor, at (866) 413-5901 (toll free).

PROPOSAL ONE—ELECTION OF DIRECTORS
Nominees for Election

Our Amended and Restated Certificate of Incorporation and Bylaws provide that our Board will consist of not less than five persons, the exact number to be fixed from time to time by the Board. Our Board currently consists of seven directors. Our directors are divided into three classes designated as Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The Class I directors serve for a term expiring at the 2026 Annual Meeting of Shareholders, the Class II directors serve for a term expiring at the 2024 Annual Meeting of Shareholders and the Class III directors serve for a term expiring at the 2025 Annual Meeting of Shareholders. At each annual meeting, successors to the class of directors whose term expires at that annual meeting are elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his or her term expires and until a successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

On November 1, 2022, we entered into the Board Rights Agreement (the “APSC Board Rights Agreement”) with Atlantic Park Strategic Capital Fund, L.P. (“APSC”), pursuant to which APSC, acting as investor representative on behalf of itself and its affiliates that beneficially own shares of Common Stock (such affiliates, together with APSC, the “APSC Investors”), may, subject to common stock ownership thresholds and other terms provided in the APSC Board Rights Agreement, designate an individual to serve as a non-voting observer at all meetings of the Board and nominate an individual designated by APSC to serve on the Board (the “APSC Investor Director”). The right to nominate the APSC Investor Director is subject to certain qualification requirements and the discretion of our Corporate Governance and Nominating Committee under limited circumstances. In the event of the resignation, death or removal (for cause or otherwise) of the APSC Investor Director from the Board, APSC, acting on behalf of the APSC Investors, will have the right, but not the obligation, to designate a successor APSC Investor Director to our Board to fill the resulting vacancy on the Board (and any applicable committee thereof), subject to certain qualification requirements specified in the APSC Board Rights Agreement.

On June 16, 2023, we, Corre Partners Management, LLC (“Corre”) and the other parties thereto, entered into the Board Rights
Agreement (the “Corre Board Rights Agreement”), pursuant to which Corre, acting on behalf of itself and its affiliates that beneficially own shares of Common Stock (such affiliates, together with Corre, the “Corre Investors”), may, subject to common stock ownership thresholds and/or indebtedness and commitment thresholds and other terms provided in the Corre Board Rights Agreement, designate an individual to serve as a non-voting observer at all meetings of the Board, nominate one individual to serve as chairman of the Board, and nominate two additional individuals to serve on the Board (such individuals, together with the chairman of the Board, the “Corre Investor Directors”). The right to nominate the Corre Investor Directors is subject to certain qualification requirements and the discretion of our Corporate Governance and Nominating Committee under limited circumstances. In the event of the resignation, death or removal (for cause or otherwise) of the Corre Investor Directors from the Board, Corre, acting on behalf of the Corre Investors, will have the right, but not the obligation, to designate a successor Corre Investor Director, as applicable, to the Board to fill the resulting vacancy on the Board (and any applicable committee thereof), subject to certain qualification requirements specified in the Corre Board Rights Agreement.

The Board currently consists of Jeffery G. Davis, Anthony R. Horton, Evan S. Lederman, Edward J. Stenger, J. Michael Anderson, Executive Chairman Michael J. Caliel, and Pamela J. McGinnis, who was appointed to the Board effective April 3, 2024.
Director Nominees

Our Board has nominated Michael J. Caliel, Edward J. Stenger and Pamela J. McGinnis for election as Class II directors to serve a three-year term expiring on the date of our 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified.
Biographical information about each of the nominees is provided under “The Board of Directors and its Committees,” below.
Each of our directors, including our director nominees, brings a unique skillset to the Board. Notably, all seven of our directors are experienced in strategic planning, with six of our directors having corporate governance, financial, compensation, relevant industry, stakeholder management, investor relations, risk management and public company executive experience. The following chart provides an overview of the attributes represented on our Board by our directors, in addition to each director nominee’s competencies included in the director profiles under, “The Board of Directors and its Committees.”

Knowledge, Skills & Experience	Michael J. Caliel	J. Michael Anderson	Jeffery G. Davis	Anthony R. Horton	Evan S. Lederman	Edward J. Stenger	Pamela J. McGinnis

Corporate Governance	X	X	X	X	X	X
Environmental/Social Responsibility		X	X	X			X
Financial Literacy/Expertise	X	X	X	X	X	X
Government/Regulatory			X	X	X
Human Capital Management/Compensation	X	X	X		X	X	X
Health, Safety & Environment	X		X	X			X
Relevant Industry Experience	X	X	X	X	X		X
Investor Relations/Stakeholder Management	X	X	X	X	X	X
Risk Management	X	X	X	X	X		X
Strategic Planning	X	X	X	X	X	X	X
Technology/Cybersecurity	X			X			X
Recent Public Company Board Experience	X	X	X	X	X
Public Company Executive Experience	X	X	X	X		X	X
Vote Required and Board Recommendation
Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election.
Abstentions and broker non-votes are not counted as votes cast FOR the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the meeting and the Board accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in the Company’s Corporate Governance Principles, which are available on our website at www.teaminc.com.
Shareholders may not cumulate their votes for the election of directors. Unless contrary instructions are set forth in the proxies, the persons with full power of attorney to act as proxies at the Annual Meeting will vote all shares represented by such proxies for the election of the nominees named therein as directors. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in the nominee’s stead, of such other persons as our Board may recommend. We have no reason to believe that any of the nominees will be unable or unwilling to stand for election or to serve if elected.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees named above.

PROPOSAL TWO—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are asking you to vote, on an advisory basis, to approve the executive compensation philosophy, policies and procedures described in the “Executive Compensation” section of our 2024 Proxy Statement, and the compensation of our Named Executive Officers, as disclosed in our 2024 Proxy Statement.
In the section entitled “Executive Compensation,” you will find a description of our executive compensation practices and objectives. Please also refer to the compensation tables and narrative discussion appearing under “Executive Compensation and Other Matters,” which provide detailed information about the compensation of our Named Executive Officers. Our Compensation Committee and Board believe that our compensation practices are effective in achieving our executive compensation objectives and that the compensation of our Named Executive Officers as disclosed in this Proxy Statement reflects and supports the appropriateness of our executive compensation philosophy and practices.
This Proposal Two, commonly known as the “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers described in this Proxy Statement.
Accordingly, we invite you to carefully review the sections in this proxy entitled “Executive Compensation” and “Executive Compensation and Other Matters” and cast a vote to approve the following non-binding resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation, compensation tables and narrative discussion, is hereby APPROVED.
Vote Required and Board Recommendation
To be approved, Proposal Two requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on Proposal Two.
Broker non-votes are not entitled to vote on Proposal Two and, therefore, will have no effect on the outcome of such vote; however, for shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST Proposal Two. Although a vote on Proposal Two is advisory and not binding on the Board or the Company, our Compensation Committee will take into account the outcome of this vote in evaluating the compensation program for our Named Executive Officers.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of the Company’s compensation of its Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL THREE—APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT OF THE TEAM, INC. 2018 EQUITY INCENTIVE PLAN
The Board unanimously recommends that shareholders vote FOR approval of the second amendment and restatement (the “Plan Amendment”) of the Team, Inc. 2018 Equity Incentive Plan (as amended and restated, May 2021) (the “Equity Incentive Plan”), which, if approved by our shareholders will (i) increase the number of shares available for issuance under the Equity Incentive Plan by 375,000 shares of Common Stock and (ii) provide that the automatic exercise of a non-statutory stock option is subject to the Equity Incentive Plan’s one-year minimum vesting period. A copy of the Plan Amendment is attached to this proxy as Appendix A.

The Plan Amendment became effective on March 27, 2024, subject to the approval of our shareholders at the Annual Meeting. If the Plan Amendment is not approved by our shareholders at the Annual Meeting, the Plan Amendment will not become effective and the Equity Incentive Plan will continue in effect (without giving effect to the Plan Amendment), and we will be subject to the current share limit set forth in the Equity Incentive Plan, reduced by any shares previously issued pursuant to awards granted under the Equity Incentive Plan or subject to outstanding awards granted under the Equity Incentive Plan, and our currently outstanding PSUs (as defined below) will be settled in cash.

If the Plan Amendment is approved by our shareholders, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares of Common Stock as soon as reasonably practicable thereafter.

Historical Information

The Equity Incentive Plan authorizes Team to grant non‑statutory stock options, incentive stock options (together with non‑statutory stock options, “Options”) restricted stock, restricted stock units (“RSUs”), stock appreciation rights and performance-based stock units, and provides that the aggregate number of shares of Common Stock that have been authorized for issuance under the Equity Incentive Plan is 3,000,000 shares, in addition to the number of shares that remained for issuance under the Equity Incentive Plan immediately prior to the Equity Incentive Plan’s effective date.

As of March 28, 2024, 86,784 shares of Common Stock were available for issuance under the Equity Incentive Plan, after giving effect to shares of Common Stock previously issued pursuant to awards under the Equity Incentive Plan and shares of Common Stock subject to outstanding awards under the Equity Incentive Plan, and before giving effect of the PSUs mentioned below, which can be settled in shares of Common Stock, cash, or a combination of both.

On November 6, 2023, we granted 445,136 performance-based stock unit awards (“PSUs”) under the Equity Incentive Plan which can be settled in shares of Common Stock, cash, or a combination of both. If the Plan Amendment is approved, we intend to settle these PSUs in shares of Common Stock to the maximum extent possible.

The market price per share of the securities underlying the shares as of March 28, 2024 was $7.21. For additional information regarding equity-based awards previously granted under the Equity Incentive Plan, please see Note 13 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2023.

The following table provides certain additional information regarding awards outstanding and unvested under the Equity Incentive Plan as of March 28, 2024.

Total Outstanding Restricted Stock Awards	262,180
Total Outstanding Options	190
Weighted-Average Exercise Price of Options Outstanding	504.70
Weighted-Average Remaining Duration of Options Outstanding (years)	0.2
Shares Available for Issuance under the Equity Incentive Plan, not taking into account the PSUs that may be settled in cash, Common Stock or combination of both	86,784
Total Outstanding PSUs (at highest level of performance achievement) that may be settled in Common Stock, cash or combination of both	445,136
New shares requested for approval pursuant to the Plan Amendment	375,000
Estimated total number of shares available for the grant of new awards under all equity-based compensation plans, assuming stockholder approval of the Plan Amendment (reduced by number of PSUs intended to be settled in Common Stock)	16,648
Total Outstanding Common Stock	4,415,201
___________________

Equity Use

Equity-based incentive awards represent a significant portion of our Named Executive Officers’ compensation.

Burn Rate. Our burn rate over the last three years has averaged 3.79%, which is below the ISS global industry classification standard (GICS) burn rate benchmark for our industry of 4.68% over the same period. “Burn rate” is calculated by dividing the total number of shares subject to equity awards granted in a given year by the total weighted average number of shares of common stock outstanding during the period, and does not reflect any forfeitures or cancellations.

Overhang Calculation. As of March 28, 2024, our average total overhang is 7.9% prior to the Plan Amendment approval and, after giving effect to the Plan Amendment, our total overhang is 16.4%. “Overhang” is a measure of potential dilution from equity compensation plans and is calculated by dividing the number of shares of common stock subject to equity awards outstanding at the end of the relevant year plus the number of shares available for future grants under our equity plans by the total number of shares of common stock outstanding at the end of such year.

Reasons for Seeking Shareholder Approval

The Equity Incentive Plan provides for long-term compensation and incentive opportunities for directors, executives and key employees of the Company and its subsidiaries. The Board believes that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as share-based awards are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company. The Board believes that the use of equity compensation in its executive compensation program aligns executive pay with the performance of Team and with the interests of our shareholders. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”) requires classifying share-based compensation either as equity or liability. The classification criteria requires an evaluation of the award conditions, settlement features, the substantive terms of the award and past practices of the grantor. In order to align performance with shareholder performance, in 2023 the Company granted multi-year, PSU awards to our NEOs (as defined below) as more fully described under Special Equity Awards Granted in 2023. To the extent these Special Equity Awards (as defined below) vest, they will only be settled in stock if the Plan Amendment is approved by our shareholders. Without the approval of additional shares under the Equity Incentive Plan, currently outstanding PSUs and future incentive awards, over 86,784 shares available plus currently outstanding RSUs that are cancelled, will need to be settled in cash and the Company will need to classify these PSUs granted to our executives as a liability, as opposed to equity, which the Company believes could be disadvantageous to the Company’s financial position.

Summary of the Material Terms of the Equity Incentive Plan

The following is a summary of the material terms of the Equity Incentive Plan, after giving effect to the Plan Amendment, and is qualified in its entirety by reference to the Plan Amendment included as Appendix A to this proxy statement, which is incorporated by reference into this Proposal Three. The only material changes to the Equity Incentive Plan as a result of the Plan Amendment will be to (i) increase the number of shares available for issuance under the Equity Incentive Plan by 375,000 shares of Common Stock and (ii) provide that the automatic exercise of a non‑statutory stock option is subject to the Equity Incentive Plan’s one-year minimum vesting period.

Number of Shares Subject to the Equity Incentive Plan and Award Limits. The aggregate maximum number of shares of Common Stock that may be issued under the Equity Incentive Plan, after giving effect to the Plan Amendment, including the PSUs granted on November 6, 2023, is 16,648, plus any awards issued pursuant to the Equity Incentive Plan but that terminate, expire, or are forfeited, cancelled or exchanged prior to the issuance of Common Stock. Shares withheld or tendered to pay the exercise price of an Option or other purchase price of an award or withholding tax obligations shall not be made available for reissuance.

The maximum number of shares of Common Stock that may be subject to awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,000,000 shares of Common Stock for employees and 250,000 shares for non-employee directors. The maximum amount of compensation that may be paid under all performance-based awards under the Equity Incentive Plan that are denominated in cash (including the fair market value of any shares of Common Stock paid in satisfaction of such performance-based awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a performance-based awards will be paid no later than ten years after the date of grant of such performance-based awards. The share limitations described in the preceding sentences may be adjusted upon a reorganization, stock split, recapitalization or other change in our capital structure.

Minimum Vesting Period. The Compensation Committee will establish the vesting schedule to apply to any award, which will be set forth in the applicable award agreement. Each award issued under the Equity Incentive Plan will have a vesting period of not less than one year; provided, however, that (i) no minimum vesting period will apply with respect to grants of up to five percent of the number of shares available for issuance under the Equity Incentive Plan, subject to adjustment as provided under the Equity Incentive Plan, and (ii) the minimum vesting period will not apply to substitute awards issued pursuant to the Equity Incentive Plan.

Administration. The Equity Incentive Plan is required to be administered by a committee designated by the Board that will be comprised solely of two or more non-employee directors who also qualify as “non-employee directors” (as defined in SEC Rule 16b-3). The Board has appointed the Compensation Committee to administer the Equity Incentive Plan.

The Compensation Committee has full authority, subject to the terms of the Equity Incentive Plan, to establish rules and regulations for the proper administration of the Equity Incentive Plan, to select the employees and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Compensation Committee considers such factors as an individual’s duties and present and potential contributions to our success and such other factors as the Compensation Committee may in its discretion deem relevant.

Eligibility. Employees of Team or its affiliates (including directors who are employed by Team or its affiliates) and non-employee members of the board of directors of Team or its affiliates will be eligible to receive awards under the Equity Incentive Plan. The basis for participation in the Equity Incentive Plan, from among those eligible, is within the discretion of the Compensation Committee. However, incentive stock options may be granted only to employees of Team and its subsidiary corporations (as defined in Section 424 of Internal Revenue Code of 1986, as amended (the “Code”)). As of March 28, 2024, approximately 5,400 employees and all six directors (and Pamela J. McGinnis, as of her appointment to the Board on April 3, 2024) were eligible to participate in the Equity Incentive Plan.

Term of Equity Incentive Plan. The Plan Amendment was adopted by the Board on March 27, 2024 and became effective on such date, subject to the approval of our shareholders at the Annual Meeting. No further awards may be granted under the Equity Incentive Plan after March 13, 2031, and the Equity Incentive Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the Equity Incentive Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

Options

Term of Option. The term of each Option will be as specified by the Compensation Committee at the date of grant (but not more than ten years). The effect of the termination of a participant’s employment or membership on the Board will be specified in the Option award agreement that evidences each Option grant.

Option Price and Restrictions on Repricing. The Option price will be determined by the Compensation Committee and will be no less than the fair market value of the shares on the date that the Option is granted. Except for adjustments for certain changes in the Common Stock, the Compensation Committee may not, without the approval of our shareholders, amend any outstanding Option award agreement that evidences an Option grant to lower the Option exercise price or to cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

Special Rules for Incentive Stock Options for Certain Shareholders. If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of Team or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

Size of Grant. Subject to the limitations described above under the section “Number of Shares Subject to the Equity Incentive Plan and Award Limits,” the number of shares for which an Option is granted to an employee or director will be determined by the Compensation Committee.

Status of Options. The status of each Option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Compensation Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non‑statutory stock options. All options granted to non-employee directors, if any, will be non‑statutory stock options.

Payment. The Option price upon exercise may, at the discretion of the Compensation Committee, be paid by a participant in cash, other shares of Common Stock owned by the participant or by a combination of cash and Common Stock. Additionally, stock appreciation rights, as described further below under the section “Stock Appreciation Rights,” may be granted to participants in conjunction with Options granted under the Equity Incentive Plan. The Equity Incentive Plan also allows the Compensation Committee, in its discretion, to establish procedures pursuant to which a participant may affect a cashless exercise of an Option.

Option Award Agreement. All Options will be evidenced by a written agreement containing provisions consistent with the Equity Incentive Plan. The agreements will include details about the effect of termination of employment on the exercisability of the Option, any vesting or performance periods applicable to the Option and such other provisions as the Compensation Committee deems appropriate. No Option may include dividend equivalent rights. The Compensation Committee generally has the discretion to amend outstanding Option award agreements.

Transferability. An incentive stock option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. A non‑statutory stock option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or with the consent of the Compensation Committee.

Restricted Stock Awards

Transfer Restrictions and Forfeiture Obligations. Pursuant to an award of restricted stock, shares of Common Stock will be issued or delivered to the employee or director at the time the award is made without any payment to us (other than for any payment amount determined by the Compensation Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares as may be determined in the discretion of the Compensation Committee. The Compensation Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on performance criteria established in its discretion:

•the attainment of one or more performance measures established by the Compensation Committee that are based on the following criteria: (1) revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), achievement of profit, economic value added (“EVA”), and price per share of Common Stock); (2) expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs); (3) operating measures (which include productivity, operating income, operating earnings, cash flow, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures (which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, sales of services, and sales production); (4) liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow); (5) leverage measures (which include debt reduction, debt-to-equity ratio and net debt); (6) market measures (which include market share, stock price, growth measure, total shareholder return and market capitalization measures); (7) return measures (which include book value, book value per share, return on capital, return on net assets, return on shareholders’ equity; return on assets; shareholder returns, and which may be risk-adjusted); (8) corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters); (9) other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions); (10) such other measures as determined by the Compensation Committee in its discretion; or (11) a combination of two or more of any of the foregoing;

•the holder’s continued employment or continued service as a director with Team and its affiliates for a specified period;

•the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion; or

•a combination of any of the foregoing factors.

Additionally, the above-described performance measures may be made subject to adjustment by the Compensation Committee for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, relative to one or more indices, or on an individual basis, and may be contingent upon our future performance. Upon the issuance of shares of Common Stock pursuant to a restricted stock award, except for the foregoing restrictions and unless otherwise provided in the award agreement, the recipient of the award will have all the rights of our shareholders with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however that (1) until all forfeiture restrictions have expired, the award recipient will not be entitled to delivery of a stock certificate, we will retain custody of the stock and the award recipient may not sell, transfer, pledge, exchange or otherwise dispose of the stock, (2) until the forfeiture restrictions with respect to a restricted stock award have expired, the award recipient will not be entitled to receive any dividends with respect to that restricted stock award, and (3) a breach of the terms and conditions established by the Compensation Committee and set forth in an award agreement will cause forfeiture of the restricted stock award. At the time of such award, the Compensation

Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to restricted stock awards, including, but not limited to, rules pertaining to the effect of the termination of employment or service as a director of a recipient of a restricted stock award (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

The Equity Incentive Plan also permits grants of restricted stock awards to be made to non-employee directors. These awards will be made as part of a director’s annual board fees.

Accelerated Vesting. The Compensation Committee may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Compensation Committee.

Other Terms and Conditions. The Compensation Committee may establish other terms and conditions for the issuance of restricted stock awards under the Equity Incentive Plan.

Stock Appreciation Rights

Exercise and Payment. A stock appreciation right award will entitle the holder of the award to receive, upon the exercise of the stock appreciation right, shares of Common Stock (valued based on the fair market value at the time of exercise), cash or a combination thereof, in the Compensation Committee’s discretion, in an amount equal to the excess of the fair market value of the Common Stock subject to the stock appreciation right as of the date of the exercise over the purchase price of the stock appreciation right. If granted in tandem with an Option, the exercise of a stock appreciation right will result in the surrender of the related Option, and unless otherwise provided by the Compensation Committee, the exercise of an Option will result in the surrender of a related stock appreciation right, if any. Further, if a stock appreciation right is not granted in tandem with an Option, subject to certain adjustments for recapitalizations and reorganization events, the exercise price of the stock appreciation right will not be less than the fair market value of a share of Common Stock on the date the stock appreciation right is granted. No stock appreciation right may be granted with dividend equivalent rights.

Term of Stock Appreciation Right. The Compensation Committee may establish the term of a stock appreciation right, but in no event may a stock appreciation right be exercisable after ten years from the date of grant. If granted in tandem with an Option, a stock appreciation right will expire no later than the related Option’s expiration date. If neither the stock appreciation right nor the related Option is exercised before the end of the day on which the right ceases to be exercisable, the right will be deemed to have been exercised as of that date, and payment will be made to the holder in cash.

Repricing Restrictions. Except for adjustments for certain changes in the Common Stock, the Compensation Committee may not, without the approval of our shareholders, amend any outstanding stock appreciation right award agreement that evidences a stock appreciation right grant to lower the stock appreciation right exercise price or to cancel, exchange, substitute, buyout or surrender outstanding stock appreciation rights in exchange for cash, other awards or stock appreciation rights with an exercise price that is less than the exercise price of the original stock appreciation right.

Other Terms and Conditions. The Compensation Committee may establish other terms and conditions for stock appreciation rights under the Equity Incentive Plan, which will be set forth in an award agreement.

Restricted Stock Units

Forfeiture Provisions and Accelerated Vesting. The Compensation Committee will determine the minimum vesting or performance period applicable to an award of RSUs. If a recipient’s employment or service with Team and its affiliates terminates for any reason other than death or “disability” (as that term is defined under our long-term disability plan) during a performance period or prior to the delivery date for deferred RSUs, the units will be forfeited on the date the recipient’s employment or service with Team and its affiliates terminates. A recipient of a RSU whose employment or service with Team and its affiliates terminates because of death or “disability” prior to the delivery date for the RSUs will be entitled to the full value of the earned RSUs at the end of the performance period or deferred delivery date, as applicable. Further, the Compensation Committee generally may, in its discretion, determine that a RSU holder will be entitled to receive all or any portion of the RSUs that he would otherwise receive, accelerate the determination and payment of the shares or units or make other adjustments as it deems appropriate.

Terms and Conditions. For each stock unit holder, the Compensation Committee will determine the timing of awards, the number of RSUs awarded, the value of RSUs, any performance measures used for determining whether RSUs are earned, the number of earned RSUs that will be paid in cash and/or shares of Common Stock, whether any dividend equivalents are to be paid upon vesting of RSUs and any additional terms the Compensation Committee deems appropriate. The terms and conditions of a RSU grant will be set forth in an award agreement.

Payment. Payment for RSUs earned may be made in cash, Common Stock or in some combination thereof, and as a lump sum payment or in installments, as determined by the Compensation Committee. For RSUs payable in shares of Common Stock, one share of Common Stock will be paid for each share earned, or cash will be paid for each share earned equal to either (1) the fair market value of a share of Common Stock at the delivery date or (2) the fair market value of a share of Common Stock averaged for a number of days determined by the Compensation Committee.

Performance Unit Awards

Forfeiture Provisions and Accelerated Vesting. The Compensation Committee will determine the minimum vesting or performance period applicable to an award of performance units. If a recipient’s employment or service with Team and its affiliates terminates for any reason other than death or “disability” (as that term is defined under our long-term disability plan) during a performance period, the units will be forfeited on the date the recipient’s employment or service with Team and its affiliates terminates. A recipient of a performance unit whose employment or service with Team and its affiliates terminates because of death or “disability” prior to the delivery date for the performance units will be entitled to the full value of the earned performance units at the end of the performance period or deferred delivery date, as applicable. Further, the Compensation Committee generally may, in its discretion, determine that a performance unit holder will be entitled to receive all or any portion of the performance units that he would otherwise receive, accelerate the determination and payment of the shares or units or make other adjustments as it deems appropriate.

Terms and Conditions. Performance units have an initial notional value equal to a dollar amount or a number of shares of Common Stock, as determined by the Compensation Committee, in its sole discretion, and are settled in either cash or shares of Common Stock based on the attainment of designated performance goals. The Compensation Committee shall set the performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of value of the performance units upon settlement. The Compensation Committee will determine the timing of awards, the number of performance units awarded, the value of the performance units, any performance measures used for determining whether performance units are earned, the number of earned performance units that will be paid in cash and/or shares of Common Stock, whether any dividend equivalents will be paid upon vesting of performance units and any additional terms the Compensation Committee deems appropriate. The terms and conditions of a performance unit grant will be set forth in an award agreement.

Payment. Payment for performance units earned may be made in cash, Common Stock or in some combination thereof, and as a lump sum payment or in installments, as determined by the Compensation Committee. For performance units payable in shares of Common Stock, one share of Common Stock will be paid for each share earned, or cash will be paid for each share earned equal to either (1) the fair market value of a share of Common Stock at the delivery date or (2) the fair market value of a share of Common Stock averaged for a number of days determined by the Compensation Committee.

Performance-Based Awards

Performance Period. The Compensation Committee may, in its sole discretion, grant performance-based awards (which may include, for example, restricted stock awards and RSUs) under the Equity Incentive Plan that may be paid in cash, Common Stock or a combination thereof as determined by the Compensation Committee. At the time of the grant, the Compensation Committee will establish the maximum number of shares of Common Stock subject to, or the maximum value of, each performance-based award and the performance period over which the performance applicable to the award will be measured. A performance-based award will terminate if the recipient’s employment or service as a director of ours terminates during the applicable performance period, except as otherwise determined by the Compensation Committee.

Performance-based awards will be granted by the Compensation Committee no later than 90 days following the commencement of the performance period, will designate, in writing, the performance goals applicable to the performance period, and establish the performance measures and amounts of awards, as applicable, which may be earned for the performance period. Following the completion of the performance period, the Compensation Committee must certify in writing whether the applicable performance goals have been achieved for the performance period, and no award or portion of an award will be considered earned or vested until the Compensation Committee certifies in writing that the conditions to which the distribution, earning or vesting of such award is subject have been achieved.

Performance Measures. The receipt of cash or Common Stock pursuant to a performance-based award will be contingent upon satisfaction by Team, or any affiliate, division or department thereof, of performance goals established by the Compensation Committee. The performance goals may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices and may be contingent upon future performance of Team or any affiliate, division or department thereof. The performance goals may be based upon any of the following criteria: (1) revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income, net sales, earnings per share, EBITDA, achievement of profit, EVA, and price per share of Common Stock); (2) expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs); (3) operating measures (which include productivity, operating income, operating earnings, cash flow, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures (which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, sales of services, and sales production); (4) liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow); (5) leverage measures (which include debt reduction, debt-to-equity ratio and net debt); (6) market measures (which include market share, stock price, growth measure, total shareholder return and market capitalization measures); (7) return measures (which include book value, book value per share, return on capital, return on net assets, return on shareholders’ equity; return on assets; shareholder returns, and which may be risk-adjusted); (8) corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters); (9) other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions); (10) such other measures as determined by the Compensation Committee in its discretion; or (11) a combination of two or more of any of the foregoing.

The Compensation Committee may, in its sole discretion, provide for an adjustable performance-based award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a performance-based award during the performance period. The Compensation Committee may, in determining attainment of the performance goals, disregard or offset the effect of “extraordinary items,” including, for example, restructuring or restructuring-related changes, gains or losses on the disposition of a business or major asset, resolution and/or settlement of litigation and other legal proceedings, or the effect of a merger or acquisition, or such other events as the Compensation Committee determines are appropriate in its sole discretion. Additionally, in the event of a Corporate Change (as defined below), all unvested performance-based awards will become immediately vested and paid on a pro-rata basis.

Payment. Following the end of the performance period, the Compensation Committee will determine and certify in writing the amount payable to the holder of the performance-based award, not to exceed the maximum number of shares of Common Stock subject to, or the maximum value of, the performance-based award, based on the achievement of the performance measures for such performance period. Payment may be made in a lump sum in cash, Common Stock or a combination thereof, as determined by the Compensation Committee and must be made no later than two and one-half months after the end of the performance period. If a performance-based award covering shares of Common Stock is to be paid in cash, then such payment will be based on the fair market value of the Common Stock on the payment date.

A holder of a performance-based award will not be paid any dividends or other distributions with respect to that award until the holder becomes vested in the shares covered by the award; upon vesting, the holder will receive a cash payment equal to the aggregate cash dividends (without interest) (other than distribution in shares) and the number of shares equal to any stock dividends that the holder would have received if he had owned all of the shares that vested for the period beginning on the date of the award and ending on the date of vesting or payment. No dividends will be paid for any performance-based awards forfeited.

Other Terms and Conditions. The Compensation Committee may establish other terms and conditions for performance-based awards under the Equity Incentive Plan, which will be set forth in an award agreement.

Recapitalization, Reorganization and Other Adjustments

Adjustment upon a Change in Capitalization. If we effect a subdivision or consolidation of our shares of Common Stock or the payment of a stock dividend on our shares of Common Stock without receiving any consideration, or a capitalization event, the number of shares of Common Stock for an un-expired award will be adjusted accordingly. If the capitalization event increases the number of outstanding shares, the number of shares of Common Stock for the un-expired award will be increased proportionately, and the purchase price per share will be reduced proportionately. Similarly, if the capitalization event decreases the number of outstanding shares, the number of shares of Common Stock for the un-expired award will be decreased proportionately, and the purchase price per share will be increased proportionately. In the event we recapitalize, reclassify our capital stock or otherwise changes its capital structure, or a recapitalization, the number and class of shares of Common Stock under an un-expired award will also be adjusted appropriately to account for the recapitalization.

Adjustment upon a Corporate Change. The Equity Incentive Plan provides that, if a Corporate Change occurs, no later than (1) ten days after approval of the merger, consolidation, reorganization, sale lease or exchange of assets or such election of directors by our shareholders or (2) within thirty days after a person or entity (including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or gains ownership or control of 50% or more of the combined voting power of the outstanding securities of (a) ours, if we have not engaged in a merger of consolidation or (b) the resulting entity, if we have engaged in a merger or consolidation, the Compensation Committee may, acting in its sole discretion, effect one of the following alternatives (which may vary among individual participants and vary among Options held by any individual participant):

•accelerate the time at which Options outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date, after which the specified date all unexercised Options and all rights of participants will terminate;

•require the mandatory surrender by selected participants of some or all of the outstanding Options held by those participants as of a date specified by the Compensation Committee, in which event the Compensation Committee will thereupon cancel the Options and each participant will be paid an amount of cash per share equal to the excess, if any, of a determined “change in control value” (as such term is defined in the Equity Incentive Plan) of the shares subject to the Option over the exercise price under the Options for those shares; or

•make such adjustments to the Options then outstanding as the Compensation Committee deems appropriate to reflect the Corporate Change (or no adjustment if the Compensation Committee determines that no adjustment is necessary), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by the Option will be adjusted so that the Option will thereafter cover securities of the surviving or acquiring corporation or other property (such as cash) as determined by the Compensation Committee in its sole discretion.

The Equity Incentive Plan provides that a Corporate Change includes:

•a merger with another entity, a consolidation involving us or the sale of all or substantially all of our assets or equity interests to another entity if, in any such case, (1) our holders of equity securities immediately prior to such event do not beneficially own immediately after such event equity securities of the resulting entity entitled to 51% or more of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned our equity securities immediately prior to such event or (2) the persons who were members of the Board immediately prior to such event do not constitute at least a majority of the Board of the resulting entity immediately after such event;

•a circumstance where any person or entity (including a “group” as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control (including, without limitation, power to vote) of 50% or more of the combined voting power of the outstanding securities of (1) ours, if we have not engaged in a merger or consolidation, or (2) the resulting entity, if we have engaged in a merger or consolidation; or

•circumstances where, as a result of or in connection with, a contested election of directors, the persons who were members of the Board immediately before such election will cease to constitute a majority of the Board.

Other Adjustments. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted, the award (and any agreement evidencing the award) will be subject to adjustment by the Compensation Committee in its discretion, including the number and price of shares of Common Stock or other consideration subject to the award. In the event of such a change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon other recapitalization or reorganization events as described in the Equity Incentive Plan, the aggregate number of shares available under the Equity Incentive Plan and the maximum number of shares that may be subject to awards granted to any one individual may be appropriately adjusted to the extent determined necessary by the Compensation Committee. In the event of a Corporate Change, the Compensation Committee may, in its discretion, require the mandatory surrender by certain selected participants of some or all of the outstanding performance units or performance-based awards as of a date, before or after the Corporate Change, specified by the Compensation Committee, in which case the Compensation Committee will cancel those awards, and we will pay (or cause to be paid) to each participant an amount of cash equal to the value of any performance units or performance-based awards, based on actual performance from the award date to the date of the change of control, with the amount of payment pro-rated to the extent the performance or vesting period has not been completed.

Amendments. The Board may from time to time amend the Equity Incentive Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant’s consent. Further, without the prior approval of our shareholders, the Board may not amend the Equity Incentive Plan to change the class of eligible individuals, increase the maximum aggregate number of shares of Common Stock that may be issued under the Equity Incentive Plan, or amend or delete the provisions of the Equity Incentive Plan that prevent the Compensation Committee from amending any outstanding option award to lower the option exercise price and to cancel, exchange, substitute, buy out or surrender outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Equity Incentive Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Statutory Stock Options. If a participant is granted a non‑statutory stock option under the Equity Incentive Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Equity Incentive Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as non‑statutory stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the award recipient recognizes ordinary income.

Section 409A of the Code. Certain types of awards under the Equity Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Equity Incentive Plan and awards granted under the Equity Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Equity Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Golden Parachute Payments. The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for future payments under the Equity Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” (within the meaning of Section 280G of the Code) made in connection with a change in control.

Compensation of Covered Employees. The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Equity Incentive Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE INCENTIVE PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS

OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.

New Plan Benefits

Because awards to be granted in the future under the Equity Incentive Plan, as amended by the Plan Amendment, are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the Equity Incentive Plan by eligible participants, including the executive group, non-executive director group and non-executive officer employee group.

Equity Compensation Plan Information Table

The information regarding plans and other arrangements required by Item 10(c) of Schedule 14a can be found below in the section entitled “Equity Compensation Plan Information”.

Vote Required and Board Recommendation

To be approved, Proposal Three requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on Proposal Three.

Broker non-votes are not entitled to vote on Proposal Three and, therefore, will have no effect on the outcome of such vote; however, for shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST Proposal Three.

The Board of Directors unanimously recommends a vote “FOR” approval of the second amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan.

PROPOSAL FOUR—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG as the independent registered public accounting firm of the Company to audit its consolidated financial statements and the effectiveness of its internal controls over financial reporting for the fiscal year ending December 31, 2023, and the Board has determined that it would be desirable to request that our shareholders ratify such appointment.

KPMG has served as the independent registered public accounting firm of the Company and its subsidiaries since May 2002. KPMG is considered by the Audit Committee and by the management of the Company to be well-qualified. A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions from shareholders.

Shareholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm is not legally required. Nevertheless, at the recommendation of the Audit Committee, our Board has directed that the appointment of KPMG be submitted for shareholder ratification as a matter of good corporate practice. If our shareholders do not ratify the appointment of KPMG at the Annual Meeting, the Audit Committee will reconsider whether to retain KPMG. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required and Board Recommendation

To be approved, Proposal Four requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on Proposal Four.

For shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST Proposal Four. Because Proposal Four is a “routine” matter, broker non-votes are not expected for Proposal Four.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

CORPORATE GOVERNANCE

Corporate Governance Principles and Materials

We are committed to the enhancement of long-term shareholder value with the highest standards of integrity and ethics. Our Board has adopted a set of Corporate Governance Principles and a Code of Business Conduct and Ethics that, along with our Amended and Restated Certificate of Incorporation, Bylaws and our committee charters, provide an effective corporate governance framework for Team that reflects our core values and provides the foundation for our governance. Our Code of Business Conduct and Ethics has been adopted by our Board and is applicable to our directors, officers (including the Company’s Executive Chairman, Chief Executive Officer and Chief Financial Officer), and employees, and is available on our website. We will post any amendments to the Code of Business Conduct and Ethics on our website. Directors, officers, and employees regularly certify that they will comply with Code of Business Conduct and Ethics. We believe that we have established procedures and have practices in place which are designed to enhance and protect the interests of our shareholders.

The following corporate governance materials are available and can be viewed and downloaded from our website at www.teaminc.com on the “Investors” page under “Corporate Governance”:

•the Company’s Corporate Governance Principles;

•charters for the Audit Committee, the Compensation Committee, the Executive Committee, the Corporate Governance and Nominating Committee;

•the Company’s Code of Business Conduct and Ethics;

•the Company’s Insider Trading Policy;

•the Company’s Compensation Clawback Policy; and

•the Company’s Environmental, Social and Governance (“ESG”) Policy and ESG Report.

A copy of these materials is available to shareholders free of charge upon written request to the Company’s Secretary at: Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478. We intend to disclose future amendments to, or waivers of, our Code of Business Conduct and Ethics at the same location on our website identified above.

Director Independence

The Board has determined that, with the exception of Michael J. Caliel, who serves as our Executive Chairman, none of the directors has a material relationship with the Company or any of our subsidiaries, and all are, therefore, independent under the listing standards of the NYSE and the rules and regulations of the SEC.

Our Corporate Governance Principles require that the Board be comprised of at least a majority of independent directors and that the Audit, Compensation, and Corporate Governance and Nominating Committees be comprised entirely of independent directors. The Company uses the NYSE listing standards to determine independence. A director will be considered “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with Team that may impair, or appear to impair, the director’s ability to make independent judgments.

The Board has evaluated all relationships between each of our directors and director nominees and has affirmatively determined that all of our directors, with the exception of Michael J. Caliel, who serves as our Executive Chairman, are “independent” as that term is defined in the applicable rules of the NYSE and consistent with our Corporate Governance Principles. In making this determination, the Board considered any transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Transactions with Related Persons,” below. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.

No director or nominee, with the exception of Michael J. Caliel, who serves as our Executive Chairman, is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates. Mr. Caliel was appointed as a director of Team on February 16, 2022, pursuant to the terms of that certain common stock subscription agreement (the “Common Stock Subscription Agreement”), dated February 11, 2022, by and among the Company, Corre and the other parties thereto and was appointed by the Board as our Executive Chairman on November 7, 2023. Messrs. Stenger and Anderson were appointed as directors of Team effective

November 22, 2021, pursuant to the terms of that certain subordinated term loan credit agreement dated as of November 9, 2021 (the “Subordinated Term Loan Credit Agreement”) and that certain commitment letter agreement (the “Commitment Letter Agreement”) with Corre and APSC. Mr. Lederman was appointed as a director of Team effective November 7, 2021, pursuant to the terms of Amendment No. 1 to the Subordinated Term Loan Credit Agreement, dated December 18, 2020, among the Company, the financial institutions party thereto from time to time (the “Lenders”) and APSC, as agent for the Lenders entered into in October 2021. There are no family relationships between any nominees, directors and senior executive officers of the Company.

Our Audit, Compensation, and Corporate Governance and Nominating Committees are each composed entirely of independent directors. In addition, our Board provides for regularly scheduled meetings of the independent directors. During 2023, the independent directors met as a group twelve times. These meetings were conducted, without any member of management or other employees of Team present, to discuss matters related to the oversight and governance of Team, compliance with NYSE and SEC rules and the performance of our senior executives.

Our Board will continue to monitor the standards for director independence established under applicable law and the NYSE listing requirements and will ensure that our Corporate Governance Principles remain consistent with those standards.

Leadership Structure

The Board regularly evaluates the leadership structure of the Company and may consider alternative approaches, as appropriate, over time. The Board believes that whether one person should simultaneously occupy the offices of chairman of the Board and Chief Executive Officer should be determined by the Board in its business judgment, on a periodic basis, including at any time there is a vacancy in either position, after considering relevant factors at the time, such as the specific needs of the business and the best interests of the Company and its shareholders. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. It understands that there is no single approach to providing Board leadership and that the right Board leadership structure may vary as circumstances warrant.

Our Board has determined that the leadership structure of the Board should include either an independent non-executive chairman of the Board or a lead independent director who satisfies our standards for independence. The Company currently has a separate Lead Independent Director, Executive Chairman and Chief Executive Officer, each role with its own areas of responsibility, conferred by and accountable to the Board. We believe our current structure, with an Executive Chairman of the Board, a Chief Executive Officer, a Lead Independent Director, and independent directors as chairs and members of each committee of the Board, serves the best interests of the Company and its shareholders, because the appointment of the Lead Independent Director achieves the benefits that would result from the retention of an independent non-executive chairman of the Board. This allows our Chief Executive Officer and Executive Chairman to focus on Company strategy and business operations and combines a strong Lead Independent Director to pursue sound governance practices that benefit the long-term interests of our shareholders. Effective March 21, 2022, our Board appointed Michael J. Caliel as non-executive chairman of the Board and Keith D. Tucker as Interim Chief Executive Officer. Mr. Tucker was appointed as our permanent Chief Executive Officer on November 22, 2022. On November 7, 2023, Mr. Caliel was appointed as our Executive Chairman and Mr. Horton was appointed as our Lead Independent Director.

The Board believes that Mr. Horton, our Lead Independent Director, Mr. Caliel, our Executive Chairman, and Mr. Tucker, our Chief Executive Officer, with their industry expertise, financial expertise, and in-depth knowledge of Team and its business, are the correct persons to fill their respective roles.

In the role of Lead Independent Director, Mr. Horton provides oversight of management and serves as a liaison between the independent directors, the Executive Chairman and Chief Executive Officer, as further described below. Mr. Horton also leads the Board’s annual evaluation of Messrs. Caliel and Tucker, and the independent members of the Board set Messrs. Caliel’s and Tucker’s compensation annually based on the recommendation of the Compensation Committee.

To further clarify the roles, our Board has outlined duties and responsibilities for the positions of Lead Independent Director, Executive Chairman and Chief Executive Officer. These responsibilities and duties include, but are not limited to:

Lead Independent Director

•presiding at all meetings of the Board at which the Executive Chairman is not present,

•calling, chairing and setting agendas for executive sessions of the independent directors and seeking input from other independent directors;

•assisting the Executive Chairman in setting agendas and management of Board meetings;

•monitoring and responding directly to stakeholder questions and comments directed to the Lead Independent Director or to the independent directors as a group and consulting with the Executive Chairman, the Chief Executive Officer or other directors or management as the Lead Independent Director deems appropriate;

•ensuring personal availability for consultation with independent directors and serving as a liaison to the Executive Chairman and the Chief Executive Officer or management, to discuss issues and ensuring the flow of information;

•providing regular feedback to ensure that diverse viewpoints of all directors are heard and creating a climate of constructive candor in which frank and thoughtful discussion occurs;

•providing guidance on the orientation process for new directors;

•organizing performance evaluations of the Chief Executive Officer and other directors; and

•serving as an independent member of the Executive Committee of the Board.
Executive Chairman

•facilitating the development of the Company’s go forward strategy, including organic and inorganic growth strategy and working with the Chief Executive Officer and management team to formulate overall objectives and strategic direction of the Company while supporting and advising the Chief Executive Officer and management in the execution of such strategies;

•leading and collaborating with the Chief Executive Officer and management on the formulation and evaluation of various strategic alternatives with Company advisors;

•evaluating proposals for mergers, joint ventures, acquisitions, divestments, corporate development initiatives and other significant operational developments prior to presentation to the Board;

•working with the Chief Executive Officer and management to evaluate enterprise-wide cost optimization and profit improvement, identify potential process enhancement activities and resourcing, and establish implementation timelines related to the same, as applicable;

•providing oversight, direction and leadership to the Board, and, working with the Lead Independent Director to facilitate communication among directors and the regular flow of information between management and directors;

•in collaboration with the Lead Independent Director, monitoring and responding directly to shareholder and other stakeholder questions and comments that are directed to the Executive Chairman, with consultation with the Chief Executive Officer, Lead Independent Director or other directors or management as the Executive Chairman deems appropriate;

•providing guidance and consultation to the Chief Executive Officer in the assessment of human capital management and recruitment to drive strategic initiatives and key programs;

•providing general guidance, mentoring and consultation to the Chief Executive Officer and management team; and

•performing all other duties incident to the office of Chairman of the Board as outlined in the Company’s bylaws or as may be granted or assigned by the Board from time to time.

Chief Executive Officer

•maintaining open dialogue with the Executive Chairman on the important and strategic issues facing the Company and proposing related Board agenda items to the Executive Chairman;

•providing input into the Board agenda including from other Company executives;

•ensuring that the Company has senior executives with the requisite expertise, skills and experience required to implement the Company’s strategy and to identify and effectively respond to opportunities and challenges facing the Company from time to time;

•ensuring that appropriate mechanisms are in place to effectively report on the Company’s actual and forecasted performance against its objectives and on the implementation of its strategy;

•establishing and monitoring the achievement of objectives for:

◦Senior executives and their contributions to the Company’s business; and

◦Business units and their performance, including ensuring that the objectives support the Company’s overall business strategy;

•providing leadership to Company employees by establishing and maintaining measures to attract, retain and motivate qualified employees and which promote and reward the successful development of skills and attributes to contribute to the Company’s success; and

•performing all other duties incident to the office of Chief Executive Officer as outlined in the Company’s Amended and Restated Certificate of Incorporation and Bylaws or as may be delegated or assigned by the Board from time to time.

Our Executive Vice President, Administration, Chief Legal Officer and Secretary supports the Lead Independent Director, Executive Chairman and our Board committee chairs in fulfilling their roles. The Board believes it is important to maintain flexibility as to the Board’s leadership structure. The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework to assure effective governance and accountability, taking into consideration the needs and interests of the Board, the Company and our shareholders.

Board Diversity

At our 2023 annual meeting of shareholders, we had six directors. As provided in our Corporate Governance Principles, the Corporate Governance and Nominating Committee, acting on behalf of the Board, is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen. In April 2023, our Board made a commitment to add at least one gender diverse Board member to our Board. On April 3, 2024, the Board appointed Pamela J. McGinnis to fill a newly created vacancy demonstrating our continued commitment to board diversity.

Communications with the Board of Directors

Our management has an investor communications program and regularly engages with shareholders and other stakeholders on a wide variety of topics, including financial and operational, long-term strategy, governance and compensation and ESG. During 2023, we engaged with Team stakeholders and addressed several important topics that have been evaluated and considered in our governance and compensation practices, including board leadership and refreshment, executive leadership, executive compensation and strategic matters. Our Board has established a process for our shareholders and other interested parties to communicate with the Lead Independent Director and the Chief Executive Officer, the Board as a whole, the independent directors as a group, any Board committee, or any individual member of the Board. Such communication should be in writing, addressed to the Board or an individual director to: Team, Inc., 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478, c/o André C. Bouchard, Corporate Secretary. All such correspondence is reviewed by our Secretary’s office, which forwards appropriate material to the applicable director (excluding routine advertisements and business solicitations).

Succession Planning

The independent directors of the Board are actively involved in our management succession planning process. Our Board has the responsibility to ensure that the leadership of our Company is meeting the current and future needs of Team. The Compensation Committee and Corporate Governance and Nominating Committee annually report to the Board on succession planning and collaborate with the Board to evaluate potential successors to our Chief Executive Officer and other senior executives. As part of this process, the Compensation Committee and Corporate Governance and Nominating Committee solicit views from the non-management members of the Board and from senior management of the Company. The Corporate Governance and Nominating Committee and the Compensation Committee oversee the annual evaluation of the Chief Executive Officer.

Share Ownership Guidelines for Directors and Senior Executives; Restrictions on Trading in Company Securities

Our Board revised our share ownership guidelines for our non-management directors and senior executives in February 2023. Our directors and Named Executive Officers (as defined herein) have three and five years, respectively, from the date of the adoption of the revised share ownership guidelines to meet the guidelines. Under the share ownership guidelines, our non-management directors are expected to own Common Stock valued at the lesser of one times the annual Board retainer or 20,000 shares, our Chief Executive Officer is expected to own Common Stock valued at the lesser of three times his or her base salary or 60,000 shares, and the rest of our senior executives are expected to own Common Stock valued at the lesser of one times their base salary or 40,000 shares. Newly appointed non-management directors and senior executives are expected to meet or exceed these guidelines within three and five years, respectively, of entering their respective positions or following a material change in the share ownership guidelines or compensation.

Because short-range speculation in our securities based on fluctuations in the market may cause conflicts of interests with our shareholders, our Insider Trading Policy and our Corporate Governance Principles, applicable to our directors, executive officers (including the Named Executive Officers) and all other employees prohibit trading in options, warrants, and puts and calls related to our securities and prohibit selling our securities short. In addition, our Insider Trading Policy and our Corporate Governance Principles prohibit our directors and executive officers from holding our securities in margin accounts or pledging our securities as collateral for a loan. Further, our Insider Trading Policy contains an anti-hedging policy that prohibits our directors, executive officers (including the Named Executive Officers) and all other employees from entering into hedging transactions, such as zero-cost collars and forward sale contracts, that are designed to hedge or offset any decrease in the market value of the Company’s securities.

Board’s Role in Risk Oversight and Strategy

Our Board provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including strategic, operational, compliance, data security, financial and compensatory risks. This oversight is conducted primarily through the Board with respect to significant matters, including the strategic direction of the Company, and by the various committees of the Board in accordance with their charters. The Board and management discuss, among other things, the Company’s commitment to workforce safety, planned strategic operating initiatives for each operating segment, growth opportunities, capital allocation initiatives and considerations, and expected investment, acquisition and divestiture activity. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls, and the steps management has taken to monitor and control financial risk exposures, and developing and adopting a related party transactions policy and has oversight of risks from cybersecurity threats, including reviewing with management our cybersecurity strategy, cyber risk management program and cybersecurity risks. The Compensation Committee considers risks presented by the Company’s compensation and human capital management policies and procedures, as well as those related to succession and management development. The Corporate Governance and Nominating Committee evaluates risks of the Company’s governance framework and standards, through oversight of the Company’s corporate governance principles and environmental, social and governance matters applicable to the Board and the Company.

Our Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term, sustainable value for our shareholders. While management is primarily responsible for the formulation and implementation of our strategy, the Board plays an active oversight role. The Board participates in regular strategy sessions to discuss progress, updates and changes to the Company’s long-term strategic plan and consider related risks and mitigations including in 2023 and 2024. The Board satisfies its risk oversight responsibilities through receipt of reports from each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from executives responsible for oversight and management of particular risks within Team. The Board continually works, with the input of the Company’s senior executives, to assess and analyze the most likely areas of future risk for Team. On an annual basis our senior management updates and reviews our enterprise risk management process with the Board. Directors also have complete and open access to management and are free to, and do, communicate directly with our management. In addition to our formal compliance programs, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Environmental, Social and Governance Principles

As a Company, we believe that our commitment to operating in an environmentally sustainable way is strategic to Team’s future success, crucial to our continued growth, and in the best interests of our stakeholders. Accordingly, we strive to promote and support business practices that are environmentally sustainable, socially conscious, and aligned with strong corporate governance practices. Our highest value is the health and safety of our employees, clients, community and other contractors. We are committed to conducting our business in a manner that protects the environment and the health and safety of our employees, our clients, our suppliers and contractors and the general public. We provide training to support career growth opportunities for our diverse team of employees and actively contribute to the local communities in which we operate. We strive to be an industry leader in the fields of health, safety and environmental management and work with government organizations and industry organizations in support of laws, regulations, standards and other programs that safeguard the workplace and our environment. To meet this commitment, we maintain management systems designed to ensure compliance with all applicable laws, regulations and internal requirements, as well as to facilitate the continuous improvement of our processes, products, and personnel.

In 2020, we published our ESG Policy statement highlighting our commitment to ESG principles and our inaugural ESG Report to provide greater insight into the priorities and key activities that comprise our commitment to ESG matters for Team, our clients, our employees and our communities. In 2023 we published our 2022 ESG Report, which we strive to publish on a biennial basis. On an annual basis, we publish an ESG Tear Sheet, which discloses metrics relevant to our business, including metrics from the Sustainability Accounting Standards Board standards for the Engineering and Construction Services industry. In addition, we identify the specific United Nations Sustainable Development Goals that we aim to help advance. Our 2022 ESG Report and 2023 ESG Tear Sheet are available on our website. Our website and information contained therein or connected thereto, including our ESG Report and ESG Tear Sheet, are not incorporated by reference into, and do not form part of, this Proxy Statement.

Our Company management is responsible for the day-to-day operation of ESG matters. André C. Bouchard, our Executive Vice President, Administration, Chief Legal Officer & Secretary, who reports directly to our Chief Executive Officer, has general oversight responsibility with respect to matters of sustainability and social responsibility and is the executive sponsor of our ESG Council. The ESG Council, which is a management committee formed to assist Mr. Bouchard in his oversight responsibilities, is responsible for recommending our ESG objectives, monitoring the implementation and performance of our ESG objectives, overseeing the progress made against our social and environmental goals and reporting on our ESG performance. At the Board level, our Corporate Governance and Nominating Committee has responsibility for oversight of Team’s corporate social responsibility policies and practices, including our public reporting on corporate responsibility and sustainability. The Corporate Governance and Nominating Committee receives regular reports from our Executive Vice President, Administration, Chief Legal Officer & Secretary and the ESG Council regarding the considerations and actions taken by the Company with respect to ESG.

We are committed to good corporate citizenship and prioritizing the best interests of our stakeholders, including our employees and clients, and the communities in which we operate. Recent initiatives have focused on:

•Safety and Quality - Safety and quality are our primary core values and we strive to achieve zero recordable injuries. Our training program allows our employees to stay up to date on industry best practices for operating safely. In 2023 our technicians completed over 64,000 hours of training. In 2023, we lowered our lost time case rate from our 2022 rate by 43%. Since June of 2020, TEAM has driven approximately 144 million miles and has not sustained a recordable injury from a vehicle accident. We received four Contractor Distinguished Safety Awards from the American Fuel and Petrochemical Manufacturers for our work at client sites. We continue to assess and adopt new technologies designed to allow the Company to do more work remotely, limiting the number of technicians needed on-site and limiting human interface with inspection and repair machinery and equipment, including, the use of robotics and drones to reduce employee exposure to confined spaces, remotely controlling our heat-treating equipment and manufacturing our hot tap and line stop fittings with advanced heating and extrusion technology.

•Health – We expanded our TEAM Stress and Anxiety Management Program (“STAMP”) to be a more comprehensive mental health and wellness program. This program serves as Team’s Mental Health and Wellness Program where we offer monthly sessions covering various mental health topics such as mindfulness, post-traumatic stress disorder and resiliency. We coordinate our STAMP with our Employee Assistance Program that offers mental health and depression treatment resources for our employees and their families.

•Environment – Many of our services, including our inspection, emissions monitoring and leak repair services, are crucial in assisting our clients to identify, assess and reduce their carbon emissions. We provide inspection, condition assessment, maintenance and repair services and support our clients’ diversification efforts into sources of renewable energy. We work closely with our clients across the world to assist them in meeting their environmental sustainability goals. One of these services is our industry-leading use of Optical Gas Imaging technology for pipeline leak detection, which has helped reduce greenhouse gas emissions for our clients. We are also in the process of evaluating the use of sustainable materials and alternative energy sources to reduce our carbon footprint. Our goal is to work with our clients and establish appropriate Company-wide standards, while providing our operating segments with the flexibility to pursue environmental sustainability in ways that best fit the needs of their local stakeholders. Within our own facilities, we continue to work to protect the environment by reducing the amount of hazardous waste that is disposed. TEAM has converted all of our inspection facilities to reclaim silver from our film development from our radiographic testing process. In 2023, TEAM recovered approximately 268 pounds of silver from these recovery units, a significant increase from the prior year. This equates to an estimated 71 tons of hazardous waste that were not sent to a disposal company.

•Human Capital Management - Human capital management, including our diversity and inclusion initiatives, is a key driver of our success. As part of our university recruiting efforts, we have developed diversity focused strategies through collaboration with the career centers at the universities where we recruit. We recruit diverse candidate populations through collaborations with the Society of Women Engineers, Society of Hispanic Engineering and National Society of Black Engineers programs, as well as recruiting at Historically Black Colleges and Universities. We seek to retain our employees through competitive compensation and benefits package and our unique values-driven culture. We believe that a diverse and engaged workforce is critical to our success, and we work hard to create an environment where our employees feel valued, engaged and inspired to do their best work. We are proud that our team includes a diverse group of people from a variety of backgrounds, religions, nationalities, gender identity, sexual orientations and races. It continues to be our goal to knock down barriers and eliminate bias wherever it exists through strategic employee-engaged initiatives. We are an Equal Employment Opportunity employer and it is our policy to provide equal employment opportunities to all qualified persons. We seek to attract and retain a diverse workforce, in particular for our technician population, which comprises more than 77% of our overall global workforce.

	Corporate Leadership	General & Administrative	Global Workforce[1]
Female	13%	56%	11%
Male	87%	44%	89%

1 Global workforce includes technicians.

•Board of Directors - Our commitment to diversity includes our efforts to increase the diversity of our Board. In April 2023, our Board committed to add at least one gender diverse Board member. On April 3, 2024, the Board appointed Pamela J. McGinnis to fill a newly created vacancy demonstrating our continued commitment to board diversity. As set forth in our Corporate Governance Principles, we have committed to actively seek women and minority candidates as part of our director recruitment and nomination process as further discussed in the Corporate Governance and Nominating Committee section below.

•Social and Community Involvement - With approximately 5,400 global employees, including approximately 4,050 employed in the United States and 1,350 internationally, we believe our greatest asset for driving positive social change is the commitment of our employees to driving positive impact in their communities. We sponsor and support numerous charitable organizations and encourage our employees to donate their time and financial support to serving the needs of their communities. These contributions help to support the work of nonprofit organizations of all sizes, working in areas such as disability services and support, disaster response, and hunger prevention around the globe.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names and ages of the nominees for election as directors and the current members of the Board who will continue serving following the Annual Meeting, as well as background information relating directly to such individuals’ experience, qualifications, attributes and skills to serve as a director of our Company. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Director Nominees

The Board unanimously recommends a vote FOR the election of the nominees listed below.

Set forth below is certain information as of March 28, 2024 concerning the nominees for election at the Annual Meeting as Class II directors, including the business experience of each nominee for at least the past five years:

Name	Age	Present Position With the Company	Class	Director Since
Michael J. Caliel	64	Executive Chairman	Class II	2022
Edward J. Stenger	66	Director	Class II	2021
Pamela J. McGinnis	57	Director	Class II	2024

Mr. Caliel was appointed to the Board effective February 16, 2022, pursuant to the terms of the Common Stock Subscription Agreement, appointed as our non-executive chairman of the Board on March 21, 2022 and appointed as our Executive Chairman on November 7, 2023. From 2015 through 2018, Mr. Caliel served as President, Chief Executive Officer and Director of Layne Christensen Company (NASDAQ: LAYN). From 2011 through 2014, he served as President and Chief Executive Officer of Invensys Operations Management, a division of Invensys PLC. From 2006 to 2011, Mr. Caliel served as President, Chief Executive Officer and Director for Integrated Electrical Services, Inc. (NASDAQ: IESC). Additionally, Mr. Caliel has served on the board of Orion Group Holdings (NYSE: ORN) since 2019, where he is also a member of the audit committee and the compensation committee. From 2019 until 2022, Mr. Caliel served as board chair and a member of the compensation committee for PLH Group, a private equity-backed construction and specialty contractor serving the electrical infrastructure and pipeline markets. Mr. Caliel holds a BS in Industrial Distribution from Clarkson University. Mr. Caliel has been designated by the National Association of Corporate Directors as a Governance Fellow. Mr. Caliel’s general management experience in diverse industries including automation and information technologies; his extensive sales, marketing and product management experience in industrial markets; and his experience as a president and chief executive officer of a public corporation strengthen the strategic and oversight functions of the Board. His experience on the board of another public company provides valuable perspective on best practices relating to corporate governance, management and strategic transactions.

Mr. Stenger was appointed to the Board effective November 22, 2021, pursuant to the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement. Mr. Stenger is currently the Managing Member of Brown Street 1885, LLC, a firm focused on assisting management, boards and investors in driving value creation in periods of transition. He has been in that role since June 2021. Prior to joining Brown Street 1885, Mr. Stenger served as a Managing Director at AlixPartners, LLC, a global consulting firm for over 30 years. Mr. Stenger held various management roles, including co-leading AlixPartners’ Turnaround and Restructuring practice, business unit lead of the Automotive and Industrials practice and leadership of various training and development programs. He advised management, boards of directors and investors in developing and implementing turnaround strategies. Mr. Stenger has also served as an interim executive for companies undertaking turnarounds and restructurings. He was Executive Vice President of General Motors upon its emerging from bankruptcy, Chief Restructuring Officer of Dana Corporation, Treasurer of Kmart Corporation, Chief Restructuring Officer of Fleming Companies, Chief Financial Officer of Vari-Form Group and held a number of other interim C-Suite roles. Prior to AlixPartners, he was Director at Ernst & Young. He is actively involved with several non-profit organizations. Mr. Stenger has an undergraduate degree in accounting from the University of Notre Dame and was a licensed CPA. Mr. Stenger’s extensive experience managing complex businesses in transition and restructuring, merger and acquisition experience, and his diversified background of senior leadership of public companies make him a valuable addition to the Board.

Ms. McGinnis was appointed to the Board effective April 3, 2024. Ms. McGinnis has more than 30 years of experience working in the oil and gas energy industry across a variety of organizations and functions. Ms. McGinnis retired from Phillips 66 as President, Global Sales, Retail Operations and Marketing, where she served from November 2016 to August 31, 2022. During her career at Phillips 66, Ms. McGinnis served as Chief Procurement Officer from 2014 through 2016, and as General Manager, Product Supply, Distribution and Sales, Commercial, from 2012 through 2014. Ms. McGinnis also served as the Phillips 66 lead director for the Alta Convenience, LLC, joint venture from 2021 through 2022, and the United Pacific, LLC joint venture, from 2019 through 2022. Prior to her tenure at Phillips 66, Ms. McGinnis held a number of different positions with Phillips 66 predecessor companies, Conoco and ConocoPhillips, in Marine Shipping, Truck and Rail Transportation, Operations and Maintenance Engineering, Capital Project Management, Business Development, Marketing and Corporate Planning. Ms. McGinnis earned a Bachelor of Science in Industrial Engineering from the University of Arkansas and has served on the University of Arkansas College of Engineering Advisory Board since 2016 and as Board Chair from 2021 until 2023. Ms. McGinnis’ significant leadership and management experience including extensive commercial, procurement and operational expertise with a major global oil and gas company along with her breadth of business expertise provides her with valuable insights into the strategic issues affecting companies in our industry that are beneficial to our Company and Board.

Directors Continuing in Office

Set forth below is certain information as of March 28, 2024 concerning the directors continuing in office until the expiration of his term, including the business experience of each such director for at least the past five years:

Name	Age	Present Position With the Company	Director Since	Class	Expiration of Present Term
Anthony R. Horton	63	Director	2021	Class I	2026
Evan S. Lederman	44	Director	2021	Class I	2026
J. Michael Anderson	61	Director	2021	Class III	2025
Jeffery G. Davis	69	Director	2016	Class III	2025

Mr. Horton was appointed to the Board effective November 7, 2021 and was appointed as our Lead Independent Director on November 7, 2023. He currently serves as the Chief Executive Officer of AR Horton Advisors. He also serves on the board of directors of Talen Energy, Equiniti Trust Company and Alpine Summit Energy Partners. Mr. Horton has previously served on the board of numerous other private and public companies including, Just Energy (NYSE: JE), Travelport Global Distribution System B.V., GWG Holdings, Inc. and United Roadway Services Inc., Neiman Marcus and EXCO Resources. Mr. Horton has more than 25 years of energy and technology experience and was Executive Vice President and Chief Financial Officer at Energy Future Holdings and Senior Director of Corporate and Public Policy at TXU Energy from April 2000 through March 2018. Mr. Horton holds a Master of Professional Accounting and Finance from the University of Texas at Dallas/Arlington and a BBA in Economics and Management from the University of Texas at Arlington. He is a Certified Public Accountant, Chartered Financial Analyst, Certified Management Accountant and Certified Financial Manager. Mr. Horton brings to the Board extensive financial and business expertise, including a diversified background of both senior leadership and director roles of public and private companies.

Mr. Lederman was appointed to the Board effective November 7, 2021, pursuant to Amendment No. 1 to the Term Loan Credit Agreement, dated December 18, 2020, among the Company, the Lenders and APSC, as agent for the Lenders, entered into in October 2021. From 2011 until 2021, Mr. Lederman was a Partner and member of the Global Risk Committee at Fir Tree Capital Management, a multi-billion-dollar investment firm that manages capital for many of the world’s largest pension funds, endowments, sovereign wealth funds and family offices. At Fir Tree, Mr. Lederman was co-head of the firm’s credit, restructuring, legal assets, activist, and private equity-oriented strategies, including co-managing Fir Tree’s energy and infrastructure investments. Prior to joining Fir Tree, Mr. Lederman was an attorney in the Business Restructuring and Litigation departments at Weil, Gotshal & Manges LLP and Cravath, Swaine & Moore LLP. As an attorney, investor and board member, Mr. Lederman has over twenty years of experience working with both stressed and healthy companies on their most complex issues, including liability management and restructuring, stakeholder activism and communication, capital structure optimization, operational turnarounds, cost cutting, crises management, bet the company legal and regulatory issues, and best practices for corporate governance. Mr. Lederman regularly serves on public and private boards of directors and is currently a member of the board of directors of Riviera Resources (FKA LINN Energy) and Puris Corporation. He was previously a member of the board of directors of Amplify Energy (FKA Memorial Production Partners), Roan Resources, Ultra Petroleum, New Emerald Energy, Midstates Petroleum, Deer Finance Litigation Funding, Inland Pipe Rehabilitation and GemAgain LLC.

Mr. Anderson was appointed to the Board effective November 22, 2021, pursuant to the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement. Mr. Anderson is Chief Executive Officer and a member of the board of directors of Layne Water Midstream (LWM), a company he founded in 2016. Mr. Anderson has served in a variety of executive management roles including Chief Financial Officer of Layne Christensen Company (NASDAQ: LAYN), a 140-year old water infrastructure and services company, Chief Financial Officer of Southcross Energy Partners, a Master Limited Partnership engaged in natural gas gathering and processing, Chief Financial Officer of Exterran Holdings and Exterran Partners, a global market leader in natural gas compression and services, and as Chief Financial Officer and Chief Executive Officer of Azurix Corp., a global owner and operator of water and wastewater assets. Mr. Anderson began his career with JPMorgan Chase as an investment banker specializing in mergers and acquisitions after earning his undergraduate degree in business from Texas Tech University and his M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Anderson brings to the Board extensive financial and business expertise, including a diversified background of both senior leadership and director roles of public companies.

Mr. Davis is the former chairman and Chief Executive Officer of The Brock Group, a leading provider of industrial specialty services. He served as Chief Executive Officer of the Brock Group from 2008 through 2014 and was Chairman from 2014 to August 2015. Mr. Davis was the Interim President and Chief Executive Officer of Furmanite from November 2, 2015 through the date of Team’s acquisition of Furmanite on February 29, 2016. Mr. Davis also served as Furmanite’s Interim Executive Chairman of the Board from August 4, 2015 through the date of Team’s acquisition of Furmanite on February 29, 2016. Mr. Davis joined the Furmanite Board in May 2015. Mr. Davis’ significant leadership and management experience in a major industrial specialty services company as well as his association with various industry organizations provide him with valuable insights into the strategic issues affecting companies in our industry that are helpful to our Company and Board.

THE BOARD AND BOARD COMMITTEES

					Committee Membership
Name, Principal Occupation & Current Other Board Service	Age	Director Since	Independent	Director Class	Executive	Audit	Compensation	Governance & Nominating

Michael J. Caliel (Executive Chairman)	64	2022		II	X
Former President, Chief Executive Officer and
Director of Layne Christensen Company
Current other Public Company Boards:
Orion Group Holdings

J. Michael Anderson	61	2021	X	III			X	X
Chief Executive Officer and a Member of the Board
of Directors of Layne Walter Midstream
Current other Public Company Boards:
None

Jeffery G. Davis	69	2016	X	III	X		Chair	X
Former Chief Executive Officer of the Brock Group
Current other Public Company Boards:
None

Anthony R. Horton (Lead Independent Director)	63	2021	X	I	Chair	X		Chair
Chief Executive Officer and Managing Director of
AR Horton Advisors, LLC

Current other Public Company Boards:
None

Evan S. Lederman	44	2021	X	I		X
Former Partner and Member of the Global Risk
Committee at Fir Tree Capital Management
Current other Public Company Boards:
None

Pamela J. McGinnis	57	2024	X	II			X
Former President, Global Sales, Retail Operations and Marketing
Phillips 66
Current other Public Company Boards:
None

Edward J. Stenger	66	2021	X	II	X	Chair	X
Managing Member of Brown Street 1885
Current other Public Company Boards:
None

Board of Directors

Currently, our Board is comprised of seven directors, divided into three classes designated as Class I, Class II and Class III. At each annual meeting, successors to the class of directors whose term expires at that annual meeting are elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his or her term expires and until a successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. We have added five new directors to our Board since November 2021. The average age of our directors is sixty-one.

Our Board held sixteen meetings during 2023. No director attended fewer than 75% of the meetings held during the period for which he or she served as a member of the Board and the committees on which he or she served. We do not have a formal policy regarding director attendance at our annual meetings of shareholders; however, we do encourage all directors to attend all meetings of shareholders. All of our directors were in attendance at our 2023 Annual Meeting of Shareholders.

The non-employee directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2023, there were twelve executive sessions of the Board either led by the Lead Independent Director or the then Non-Executive Chairman. The Board committees regularly met in executive session in connection with each of the committee meetings.

Our Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each such committee maintains its own written charter, which can be viewed and downloaded from our website at www.teaminc.com on the “Investors” page under “Corporate Governance.” In addition, the Board established a Special Subcommittee in November 2021 that was dissolved in July 2023.

Special Subcommittee

Our Special Subcommittee, formed in November 2021, composed of Messrs. Horton (Chairman), Davis, Lederman, Stenger, Anderson, and Caliel was dissolved in July 2023 following the consummation of a series of refinancing transactions. Prior to its dissolution, the Special Subcommittee was charged with reviewing, negotiating, evaluating, and recommending transactions to the Board and approving any matters pertaining to a transaction in which a conflict of interests exists or is reasonably likely to exist between the Company, on the one hand, and any of its equity holders, affiliates, subsidiaries, directors, managers, and officers, or other stakeholders. The Special Subcommittee had fifteen meetings during 2023.

Executive Committee

Our Executive Committee is composed of Messrs. Horton (Chairman), Caliel, Davis and Stenger. The Executive Committee is responsible for assisting with the general management of the business and affairs of Team as needed during intervals between meetings of the Board. The Executive Committee did not meet in 2023.

Audit Committee

The Audit Committee is composed of Messrs. Stenger (Chairman), Horton and Lederman. The Audit Committee is charged with the duties of the appointment of the independent auditor; reviewing its fees and approving the services to be performed; ensuring that proper guidelines are established for the dissemination of financial information to the shareholders; meeting periodically with the independent auditors, the Board and certain officers of Team and its subsidiaries, including the Chief Financial Officer, and Vice President of Audit Services in executive sessions without other members of management present, to ensure the scope and adequacy of internal and financial controls and reporting; reviewing consolidated financial statements; providing oversight to our internal audit function; reviewing and approving all related-party transactions in accordance with the Company’s policies and procedures with respect to related party transactions; and performing any other duties or functions deemed appropriate by the Board. The Board has determined that both Messrs. Stenger and Horton are “audit committee financial experts” within the meaning of applicable SEC regulations. In addition, the Board has determined that each member of the Audit Committee is independent and meets the financial literacy requirements as defined by the applicable listing requirements of the NYSE. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee met six times during 2023. Further information regarding the Audit Committee is set out in the “Audit Committee Report” below.

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Davis (Chairman), Anderson, Stenger and Ms. McGinnis. The Compensation Committee has responsibility for reviewing, approving and overseeing the administration of our incentive compensation plans, including the issuance of awards pursuant to equity-based plans, reviewing management performance, including evaluating our Chief Executive Officer’s performance annually against the Company’s goals and objectives, reviewing and approving the amounts and types of compensation to be paid to the Chief Executive Officer and our other senior executives. The Compensation Committee considers the results of the most recent shareholder advisory vote on the compensation of our senior executives. The Compensation Committee met eight times during 2023. Further information regarding the Compensation Committee is set out in the “Executive Compensation” section below.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during 2023, an officer or employee of Team or any of its subsidiaries or was formerly an officer of Team or any of its subsidiaries or had any relationship requiring disclosure by Team. During 2023, no executive officer of Team served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Team.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is composed of Messrs. Horton (Chairman), Davis and Anderson. The Corporate Governance and Nominating Committee, which met eight times during 2023, is charged with recommending director nominees to the Board; evaluating the contribution and performance of members and committees of the Board; administering the annual self-evaluation of Board performance; maintaining oversight over the development of appropriate environmental, social and corporate governance principles, policies and practices for Team, including our public reporting on corporate responsibility and sustainability; and ensuring the processes of the Board are sufficient and consistent with its oversight role of Team. Each member of the Corporate Governance and Nominating Committee is independent, as defined by the applicable listing requirements of the NYSE.

In considering whether to recommend directors who are eligible to stand for re-election, the Corporate Governance and Nominating Committee evaluates incumbent directors before recommending that the Board nominate such directors for reelection to the Board and may consider a variety of factors, including a director’s contribution to the Board and the ability to continue to contribute productively, attendance at Board and committee meetings and compliance with our Corporate Governance Principles, as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for board service, the results of the annual board self-evaluation, the independence of the director and the nature and extent of the director’s non-Company activities. The Corporate Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. In selecting the nominees, the Corporate Governance and Nominating Committee will assess the candidates’ independence (as defined in the applicable director independence regulations and our Corporate Governance Principles), character and acumen and will endeavor to collectively establish a number of areas of core competency of the Board, including business judgment, management, economics, accounting and finance, legal, marketing, industry and technology knowledge, international business, leadership and strategic vision. Further criteria include a candidate’s personal and professional ethics, integrity and values, professional relationships, as well as the willingness and ability to devote the substantial time necessary to effectively serve on the Board. As provided in our Corporate Governance Principles, the Corporate Governance and Nominating Committee, acting on behalf of the Board, is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen, as described above in “Board Diversity,” and in April 2024 the Corporate Governance and Nominating Committee recommended and the Board appointed Pamela J. McGinnis to our Board. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by shareholders or otherwise. The Corporate Governance and Nominating Committee will also consider director nominations by shareholders that are made in compliance with the notice provisions and procedures set forth in our Bylaws. For a discussion of these requirements, see “Shareholder Proposals for Next Year’s Annual Meeting.” All applications, recommendations or proposed nominations for Board membership received by the Company are referred to the Corporate Governance and Nominating Committee. The manner in which the Corporate Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a shareholder.

Once the Corporate Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines to further pursue the candidate, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in this section.

In addition, the Corporate Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board (including its diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to the Company, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Team management or other Board members. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

Board and Committee Evaluation Process

The self-evaluation process is an important practice for our Board to ensure effective corporate governance practices, which are central to the success of the Company’s business and to advance shareholder interests. As provided in our Corporate Governance Principles, committee charters and the NYSE listing standards, the Board and each of its committees conduct an annual self-evaluation of its performance with a particular focus on overall effectiveness. Our Board and committee self-evaluations generally have been conducted at the last regular meeting of the year. The purpose of the self-evaluation process is to solicit feedback on an anonymous basis as to how the Board and committees are meeting their responsibilities and to identify ways to enhance the Board and committees’ effectiveness. As part of this evaluation, each director and committee member completes a written questionnaire developed by the Corporate Governance and Nominating Committee and each of the committee chairs focused on the director’s view of procedural matters, whether each committee’s charter responsibilities have been met, and questions on the effectiveness of the Board and the committees on which the respective director serves, including soliciting areas for recommended improvement. The collective ratings and comments of the directors for the Board and each of the committees are compiled and then presented to the full Board and each of the committees for discussion and action, as needed.

COMPENSATION OF DIRECTORS
In setting director compensation, our Compensation Committee considers factors it deems appropriate, including market data, and recommends the form and amount of compensation to the Board for approval.

Our Board evaluates director compensation on at least an annual basis and generally makes director compensation changes, if any, following the election or re-election of directors at our annual meeting of shareholders. Upon the recommendation of our Compensation Committee, in May 2023, our Board established our current director compensation program. In making this recommendation, our Compensation Committee reviewed the proposed compensation structures provided by Willis Towers Watson, the Compensation Committee’s independent compensation consultant, while considering the Company’s financial condition and the significant time commitment required of Board members and relevant trends in director compensation for Companies in similar financial circumstances.

Our Board made the following changes to director compensation in 2023:

•In May 2023, eliminated annual retainers for committee members (Audit Committee members $7,500, Compensation Committee members $5,000, and Corporate Governance and Nominating Committee members $5,000) and increased the annual retainer for directors from $165,000 to $172,500;
•In July 2023, dissolved the Special Subcommittee, eliminating the annual retainer of $48,000 and the Special Subcommittee Chair retainer of $15,000; and
•In November 2023, we eliminated the annual retainer for the Chairman of $100,000 and added an annual retainer for the Lead Independent Director of $25,000.

Upon the recommendation of the Compensation Committee, the Board approved a compensation program for its directors, all in cash, paid on monthly basis, as follows:

•An annual retainer of $172,500;
•An additional annual retainer for the Lead Independent Director of $25,000; and
•Additional annual retainers of (i) $15,000 for the Chairman of our Special Subcommittee, (ii) $15,000 for the Chairman of our Audit Committee, (iii) $12,500 for the Chairman of our Compensation Committee and (iv) $7,500 for the Chairman of our Corporate Governance and Nominating Committee.

The following table sets forth information regarding the compensation earned by or awarded to each of the directors who served on our Board during 2023:

2023 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All other compensation ($)(3)	Total ($)
Michael J. Caliel(1)	$267,306	$512,468	$57,692	$837,466
Jeffery G. Davis	$214,042	$—	$—	$214,042
J. Michael Anderson	$201,542	$—	$—	$201,542
Anthony R. Horton	$219,944	$—	$—	$219,944
Evan S. Lederman	$200,500	$—	$—	$200,500
Edward J. Stenger	$215,500	$—	$—	$215,500

(1)Mr. Caliel was appointed as Executive Chairman of the Company on November 7, 2023.
(2)This amount represents the grant date fair value of 62,344 RSUs granted to Mr. Caliel on November 6, 2023, computed in accordance with FASB ASC Topic 718. 50% of the RSUs granted on November 6, 2023 vested immediately and the remaining 50% vest on the one-year anniversary of the grant date.
(3)This amount represents compensation received by Mr. Caliel as Executive Chairman of the Company.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 28, 2024. Each person holds the offices indicated until his or her successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or until such officer’s earlier death, retirement, disqualification or removal.

Name of Director or Officer	Age	Officer Since	Position with Company
Keith D. Tucker	54	2018	Chief Executive Officer
Nelson M. Haight	59	2022	Executive Vice President, Chief Financial Officer
André C. Bouchard	58	2008	Executive Vice President, Administration, Chief Legal Officer and Secretary

Mr. Tucker, appointed as our Chief Executive Officer on November 22, 2022, served as our Interim Chief Executive Officer from March 21, 2022 until his appointment as our permanent Chief Executive Officer. Mr. Tucker joined the Company in 2005 and has 34 years of industry experience, including prior positions at Citgo Petroleum Corporation and BP Amoco supporting process, safety and inspection functions. Mr. Tucker began his career as an inspector and has served as President of the Company’s Inspection & Heat Treating group since January 18, 2021, after having served as the Company’s Executive Vice President - North Division since June 2018, Executive Vice President – Mid Continent Division from April 2016 to May 2018, and Vice President of the Great Lakes Region, Inspection & Heat Treating segment from January 2008 to March 2016.

Mr. Haight was appointed as our Executive Vice President, Chief Financial Officer in June 2022. Prior to his appointment, Mr. Haight served as Senior Vice President, Chief Financial Officer and Treasurer at Key Energy Services, Inc., an oilfield services company, from June 2020 to June 2022. Prior to Key Energy, Mr. Haight served as an independent consultant providing interim Chief Financial Officer and advisory services to privately held companies, from 2018 to June 2020 and served as Chief Financial Officer for Castleton Resources, LLC, a privately held exploration and production company, from July 2017 to September 2018 and from December 2011 to July 2017 served in various roles from Vice President and Chief Accounting Officer to Chief Financial Officer at Midstates Petroleum Company, Inc., an exploration and production company. Mr. Haight serves on the board of directors of Virax Biolabs (VRAX), a foreign private issuer, and Mountain Crest Acquisition Corp. IV (MCAF) and Mountain Crest Acquisition Corp. V. (MCAG), special purpose acquisition entities. Mr. Haight holds both an MPA and a BBA in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

Mr. Bouchard is our Executive Vice President, Administration, Chief Legal Officer and Secretary and has served in that position since April 1, 2022 and previously served in that position from November 2014 to May 2018. From May 2018 until being re-assigned responsibility for the human resources and administration functions, Mr. Bouchard served as Executive Vice President, Chief Legal Officer and Secretary. From September 2008 through October 2014, Mr. Bouchard served as Senior Vice President, Administration, General Counsel and Secretary. Mr. Bouchard joined Team in January 2008 as Senior Vice President, General Counsel and Secretary. From 1997 to 2008, Mr. Bouchard served as an Officer of Southern Union Company, a publicly traded interstate natural gas pipeline company, where he held various legal and operational roles. Mr. Bouchard holds a BBA in Accounting from the University of Texas at Austin and a Doctor of Jurisprudence from the University of Texas School of Law.

EXECUTIVE COMPENSATION

Our “named executive officers” for fiscal year 2023 are identified in the following table (the “Named Executive Officers” or “NEOs”).

Name	Title
Keith D. Tucker	Chief Executive Officer
Nelson M. Haight	Executive Vice President and Chief Financial Officer
André C. Bouchard	Executive Vice President, Administration, Chief Legal Officer and Secretary

Executive Compensation Overview

Our executive compensation policies are designed to provide aggregate compensation opportunities for our Named Executive Officers that are competitive in the business marketplace based upon Company and individual performance. Our objectives are to:

•Ensure our compensation program incentives align with the Company’s business objectives;
•Link a significant portion of compensation toward achievement of the Company’s short-term and long-term performance objectives that align with our shareholder and stakeholder interests;
•attract, motivate, reward and retain the broad-based management talent required to achieve our business objectives;
•Provide incentives for long-term continued employment with the Company;
•Reward individual performance; and
•Ensure that our compensation arrangements do not encourage unnecessary risk-taking.

The components of the compensation program in 2023 for our senior executives consisted of:

•annual base salaries;
•annual performance-based incentives paid in cash;
•long-term time-based RSUs and performance-based stock units; and
•benefits.

We offer limited executive perquisites for our senior executives. Except as described in “Retirement Benefits” and in “Perquisites and Personal Benefits” below, our senior executive officers participate in the same benefit plans as our other employees.

Role of the Compensation Committee - Executive Compensation

The Compensation Committee, composed entirely of independent directors, reviews and approves our executive compensation program for all senior executive officers, including the Named Executive Officers, to ensure that our compensation program is adequate to attract, motivate and retain well-qualified senior executives and that it is directly and materially related to the short-term and long-term objectives of Team and our shareholders and to Team’s operating performance. The Compensation Committee annually reviews and evaluates our executive compensation program to ensure that the program is aligned with our compensation philosophy. To carry out its role, among other things, the Compensation Committee:

•reviews the major compensation and benefit practices, policies and programs with respect to our senior executives;
•reviews appropriate criteria for establishing performance targets for executive compensation;
•determines appropriate levels of executive compensation;
•administers and makes recommendations to the Board with respect to severance and change in control arrangements pertaining to our senior executives (described below under “Executive Severance Policy”);
•administers and determines equity awards to be granted under our stock incentive plan;
•reviews our compensation programs, policies and practices for material risks; and
•reviews and recommends to the Board any changes to director compensation.

Role of the External Compensation Advisor

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Company expense, independent compensation consultants, outside legal counsel and other advisors, and to approve their fees. These advisors report directly to the Compensation Committee. Throughout 2023, the Compensation Committee engaged Willis Towers Watson (“WTW”) as its independent consultants to (i) advise it on executive compensation matters, including with respect to Proposal Three—Approval of the second amendment and restatement of the Equity Incentive Plan (ii), review our CEO’s compensation and (iii) review the multi-year equity award provided to our senior executives described in Special Equity Awards Granted in 2023. WTW performed their services solely on behalf of the Compensation Committee and did not provide any other services to the Company. Management of the Company had no role in selecting the Compensation Committee’s compensation consultant and had no separate relationship with WTW. The Compensation Committee assessed the independence of WTW pursuant to SEC rules and concluded that no conflict of interest existed that would prevent WTW from independently representing the Compensation Committee.

Although compensation studies provide important data for establishing our competitive compensation practices and compensation design, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for structuring and determining the amount of our Named Executive Officers’ compensation. The Compensation Committee also exercises discretion in its use of compensation studies and the studies do not supplant the significance of individual and Company performance that the Compensation Committee considers when making compensation decisions.

Peer Analysis

In reviewing the appropriate range of overall compensation and the appropriate ranges of the components of compensation, the Compensation Committee also considers the competitiveness of our compensation program against our peer companies. To facilitate this objective, the Compensation Committee retains an independent compensation consultant (as described above) and considers various compensation surveys and proxy statement compensation information for companies of comparable size and complexity to us and with whom we compete for talent. In February 2023, management and the Compensation Committee, with the assistance of the Board and WTW, developed our compensation peer group. The peer group is primarily made up of companies that are generally in the range of 50% to 200% of our size with respect to revenues or that are in similar or adjacent industries to the Company. This peer group will be evaluated periodically to ensure continued relevance and applicability.

The 2024 compensation peer group consists of the following companies:

•Barnes Group Inc.
•DXP Enterprises, Inc.
•Enerpac Tool Group Corp.
•EnPro Industries, Inc.
•ESCO Technologies, Inc.
•Matrix Service Company
•Mistras Group, Inc.
•MYR Group, Inc.
•Orion Group Holdings, Inc.
•Primoris Services Corporation
•Tetra Tech, Inc.
•TETRA Technologies, Inc.
•Thermon Group Holdings, Inc.

COMPANY POLICIES IMPACTING COMPENSATION

Executive Stock Ownership Guidelines

See “Share Ownership Guidelines; Restrictions on Trading in Company Securities” and “Hedging, Short Sale, Margin Account and Pledging Prohibitions” for a discussion of our policies on share ownership, restrictions of trading in our securities and prohibitions on hedging, short selling and pledging company stock.

Clawback Policy

We have adopted a clawback policy effective as of August 8, 2023 that complies with the NYSE’s new clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder, a copy of which is posted on our website at www.teaminc.com on the “Investors” page under “Corporate Governance.” In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the clawback policy requires that covered executives must reimburse the Company, or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Executives covered by the clawback policy are current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the NYSE listing standards. Incentive-based compensation subject to the clawback policy includes any cash or equity compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results. The clawback policy will only apply to incentive-based compensation received on or after October 2, 2023.

Equity Grant Practice

The Compensation Committee approves the grant of stock-based equity awards, such as PSUs, RSUs and options, at its regularly scheduled meetings or by written consent (to be effective on the date of the meeting or receipt of all signed consents, or a later date). In addition, the Compensation Committee has authorized, subject to various limitations, our Chief Executive Officer to grant time-based RSUs to employees (other than to officers or members of the Board or to persons reasonably expected to be hired or promoted into those roles) that may not exceed $500,000 in aggregate grant date value per calendar year. This limited delegation of authority is further limited to RSU grants valued at $75,000 or less per individual in any calendar year. The Compensation Committee and our Chief Executive Officer do not engage in any market timing with regards to the stock-based equity awards made to executive officers or other award recipients. It is the Company’s policy that all stock option grants, if granted, have an exercise price per share equal to the fair market value of our Common Stock based on the closing market price per share on the grant date. The Chief Executive Officer delegation of authority to issue equity was not utilized by our Chief Executive Officer in 2022 or 2023 and has not been utilized to date in 2024.

Risk Assessment of Compensation Plans

The Compensation Committee’s annual review and approval of our compensation strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews the Company’s compensation programs for employees and executives, including the variable cash incentive plans and long-term, equity-based incentive awards. All of our executive compensation programs and plans were deemed to have substantial risk mitigations which, in the most material compensation programs and incentive plans, include the use of an appropriate, objectively selected peer group to support decision-making, a balanced mix of fixed and variable pay and short- and long-term incentives; use of multiple performance measures including corporate, business unit and individual performance weightings in incentive plans; a portfolio of long-term equity incentives including time-based and performance-based measures; caps, discretion in payment, oversight by non-plan participants, appropriate used of retention-based awards for key executives, significant stock ownership guidelines, pre-approval requirements for executive stock transactions; and the existence of policies prohibiting Company stock hedging and pledging by our directors and executive officers (as described above under “Share Ownership Guidelines; Restrictions on Trading in Company Securities”) and retention of discretion to reduce certain incentive amounts and requiring executive incentive compensation recoupment in specified circumstances as provided under our Clawback Policy described above. Board and management processes are in place to oversee risk associated with our executive incentive compensation programs and practices, including, but not limited to, regular business reviews; alignment of compensation plan goals with our annual and long-term strategic business goals, objectives and performance expectations; review of actual pay from performance-based incentives to validate goal setting processes and the alignment with performance; review of enterprise risk management by the Board as part of the annual strategy and budget reviews; and other appropriate internal controls. The Compensation Committee concluded that the Company’s compensation philosophy, plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company. This determination, which was conducted by our Compensation Committee with the assistance of our other independent directors, senior management and the Compensation Committee’s outside compensation consultant, covered a wide range of practices and policies. The Compensation Committee continues to monitor its compensation policies and practices to determine whether its risk management objectives are being satisfied.

Tax Considerations

U.S. Internal Revenue Code Section 162(m) imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to covered employees, which generally includes all current and certain former NEOs, who are employed as of the end of the year. As such, any compensation in excess of the $1 million annual limit that we may pay to a covered employee is not deductible.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following Summary Compensation Table provides certain summary information concerning the compensation earned for services rendered in all capacities to Team and our subsidiaries for the years ended December 31, 2022 and 2023 by our Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President, Administration and Chief Legal Officer and Secretary.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Keith D. Tucker	2023	$608,461	$325,000	$2,306,105	$348,000	$19,202	$3,606,768
Chief Executive Officer	2022	$541,552	$—	$355,322	$712,289	$11,789	$1,620,952

Nelson M. Haight	2023	$450,000	$75,000	$1,537,395	$191,500	$23,287	$2,277,182
Executive Vice President and Chief Financial Officer	2022	$233,654	$25,000	$224,993	$224,378	$9,383	$717,408

André C. Bouchard	2023	$435,000	$75,000	$1,383,656	$148,000	$24,796	$2,066,452
Executive Vice President, Administration, Chief Legal Officer and Secretary	2022	$428,026	$198,600	$201,447	$191,497	$18,509	$1,038,079

1.This column includes a $325,000 one-time cash incentive award payable to Mr. Tucker in 2023, one year from his March 2022 appointment as Interim CEO; and a $75,000 cash payment to Mr. Haight and to Mr. Bouchard in 2023 as the first tranche of a $225,000 cash incentive award vesting ratably over three years, subject to their continued employment, all as described under Equity Awards Granted in 2022.
2.The amounts reported in this column represent the aggregate grant date fair value of the stock-based awards granted to the Named Executive Officers during the years presented, as computed in accordance with ASC 718. This column includes the values of PSUs, at highest level of performance achievement, and RSUs. The aggregate grant date fair value of RSUs is the amount that Team expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value, if any, that the Named Executive Officers will realize from the award. For PSUs, the Company currently expects to expense at 50% of performance level over 20 months as per ASC 718. The estimated expense for PSUs can vary based on the estimated performance level of achievement during the measurement period. The actual value of PSUs vested could be different from the amount shown because it depends on actual performance and the actual value of the shares at the time of vesting. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 13 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2023.
3.Represents the bonuses earned under our Executive Bonus Plan for the years shown. The bonuses are paid subsequent to year end based on the final results for the fiscal year. Mr. Tucker’s 2023 bonus award was pro-rated to account for the October 1, 2023 effective date of his annual base salary increase.
4.Represents employer contributions for medical insurance and the 401(k) Plan.

Narrative Disclosure to Summary Compensation Table

Annual Base Salaries

Base salaries provide our executive officers with a relatively secure level of compensation. Adjustments to base salary rates are typically considered each year during the second calendar quarter, though mid-year adjustments may be made in the event of promotion or other special circumstance. Mr. Tucker was appointed Interim Chief Executive Officer on March 21, 2022 and was appointed as our permanent Chief Executive Officer on November 22, 2022. Effective October 1, 2023, Mr. Tucker’s annual base salary was increased from $590,000 to $750,000 to better align his base pay with peer companies. Messrs. Haight and Bouchard’s annualized base salaries for the 2023 fiscal year were $450,000 and $435,000, respectively, and were not adjusted in 2023, nor to date in 2024.

Annual Performance Based Incentives Paid in Cash

We use annual performance-based incentives paid in cash to focus our senior executives on financial and operational objectives that the Compensation Committee believes are primary drivers of our financial performance over time and to reward the achievement of short-term financial and operational performance, the execution of strategic objectives, individual contributions to Team results and to provide timely recognition of performance and accomplishments. The Compensation Committee believes that overall levels of annual performance-based incentives paid in cash should be consistent with our overall strategic, financial and operational performance while considering the cyclical nature of our business.

Our Executive Bonus Plan is an annual performance-based incentive plan for our senior executives based upon our annual operating plan and budget approved by our Board (the “Executive Bonus Plan”). Annual awards under the Executive Bonus Plan for Adjusted EBITDA and Safety are based on performance relative to threshold, target and maximum performance levels set at the time the awards are made. Messrs. Tucker, Haight and Bouchard’s target annual bonus opportunities are 100%, 75% and 60%, respectively, of their annual base salaries. When performance falls below the threshold, executives receive no payout. Executive Bonus Plan payouts for achievement at the threshold level of performance are set at 50% or below the target payout level, payouts for achievement at the target level of performance are set at 100% of the target payout, and payouts for achievement at the maximum level of performance are set at 200% of the target payout. Performance between any of the established levels yields a proportional payout. Annual awards under the Executive Bonus Plan for Strategic Objectives and Individual Objectives are determined based upon the discretionary assessment of each senior executive’s performance against the pre-established objectives set by the Compensation Committee. In utilizing their discretion to evaluate the senior executive’s performance, the Compensation Committee considers the contribution to the Company’s financial and operational performance; employee engagement, retention and development; customer growth and retention; strong Company governance and compliance and short-term and long-term shareholder value. For 2023, the performance measures and weightings for the Executive Bonus Plan were as follows: Adjusted EBITDA 60%; Safety (“TRIR”) 10%, Company Strategic Objectives 20% and Individual Objectives 10%.

The Compensation Committee selected Adjusted EBITDA and TRIR as performance measures because they are the critical measures we use internally to manage our business and are measures of our profitability and safety performance. The Compensation Committee believes that our performance against these performance measures is critical to improving the Company’s overall financial and operational health and is a primary driver, over time, of the value of our Company. Additionally, the Compensation Committee established Company and Individual Objectives for our executives, which were determined to be important drivers of the short- and long-term success of the Company. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the Compensation Committee considered the input of management, members of the Board and other Company stakeholders. The Committee, after reviewing the Company’s performance under the Executive Bonus Plan, has the authority to adjust amounts payable under the Executive Bonus Plan in its discretion.

The Compensation Committee established the following performance goals for the 2023 Executive Bonus Plan.

•Annual Adjusted EBITDA target of $51.3 million with threshold performance of $41.0 million and maximum performance of $71.8 million;
•Safety performance target TRIR of 0.18 with threshold performance at 0.2 and maximum performance at 0.14; and
•Company Strategic Objectives were established for our senior executives as a group to focus our senior executives on key strategic priorities, including the successful refinancing of our debt, improving the Company’s cost structure and identifying strategic opportunities for the Company to enhance shareholder value.
•Additionally, Individual Objectives were established for each of our senior executives to accomplish specific objectives, including:

◦For Mr. Tucker – (i) continuing to strengthen the Company culture to optimize safety, quality and financial performance, (ii) strengthening leadership development and succession planning programs and (iii) enhancing processes to drive improved culture, performance, accountability and consistency.

◦For Mr. Haight – (i) improving overall liquidity; (ii) strengthening the finance organization; (iii) improving business intelligence; (iv) reducing corporate costs to target levels; and (v) transitioning one of the Company’s business lines to a new enterprise resource planning system.

◦For Mr. Bouchard – (i) reducing corporate costs to target levels; (ii) completing and publishing the 2023 ESG report; (iii) achieving a significant reduction in insurance collateral requirements; (iv) refreshing key Company compliance training programs; (v) assisting with rollout of global communications strategy to enhance Company culture serving and supporting customers and employees; and (vi) strengthening the management succession planning program.

In evaluating the achievement of the 2023 performance goals, the Compensation Committee determined the following:

•The Company achieved an Adjusted EBITDA performance which exceeded the threshold level of performance, but was below the target level of performance;

•The Company achieved safety performance of a 0.28 TRIR, which did not meet the threshold level of performance; and

•Each of Messrs. Tucker, Haight and Bouchard were determined to have met their Strategic Objectives at 75% of the target level of performance. The Compensation Committee noted that in 2023 the Company (i) successfully completed a comprehensive refinancing to improve the capital structure, repay the senior, secured term loan, repay the convertible notes, extend the size and maturity of the remaining term loan and the asset based loan facility and enter into a new secured loan; (ii) executed and sustained significant cost reductions in 2023 and (iii) presented various strategic opportunities and a long term strategy for the Company to the Board.

Mr. Tucker was deemed to have met his Individual Objectives at 75% of the target level of performance. The Compensation Committee highlighted the significant progress made in 2023 toward strengthening the company culture through Mr. Tucker’s enactment of robust quality, health, safety and environmental initiatives and a global communications program resulting in improvements in key areas of focus for quality and safety, positive 2023 revenue growth and improved cost management delivering a significant increase in 2023 Adjusted EBITDA performance. The Compensation Committee also recognized the progress made in leadership development and succession planning following the rollout of the talent management and succession planning programs and noted the implementation of a monthly business performance review process.

Mr. Haight was deemed to have met his Individual Objectives at 75% of the target level of performance. The Committee observed Mr. Haight’s oversight in managing and sustaining significant cost reduction initiatives and increasing liquidity through improvements in capital expenditure management and DSO and cash collections; obtaining a substantial reduction in collateral requirements under the Company’s fleet management program; and enhancing the financial planning and analysis function.

Mr. Bouchard was deemed to have met his Individual Objectives at 75% of the target level of performance. The Committee noted the development and publication of the 2022 ESG report and 2023 ESG tear sheet; the creation and implementation of an updated, global, anti-corruption training program; the meaningful reduction in the Company’s collateral requirements for insurance; and Mr. Bouchard’s significant role in supporting the Company’s improved internal and external communications, his leadership and oversight in the administration of organizational restructuring initiatives and the development and management of the Company’s talent management and leadership succession programs presented to the Board.

The actual annual bonus amounts earned by each of the Named Executive Officers in fiscal year 2023 can be found in the “Summary Compensation Table” above.

2022 Quarterly Retention Program

Mr. Bouchard participated in the Company’s 2022 quarterly retention bonus plan (the “Quarterly Retention Program”). The Quarterly Retention Program, which was part of the 2022 Executive Bonus Plan, was designed to provide participants with an opportunity to receive a minimum of 50% of their target bonus opportunity under the 2022 Executive Bonus Plan (“Retention Payments”) with 50% of the time-based Retention Payments payable in July 2022, 25% payable in November 2022 and 25% payable in March or April 2023. To receive the Retention Payments, participants were required to remain employed with the Company from January 2022 through February 2023 (the “Retention Period”). Upon any voluntarily resignation by the participant prior to the end of the Retention Period, the participant was required to pay back any Retention Payments received. Additionally, Quarterly Retention Program participants could earn up to an additional 50% of their target bonus opportunity if the Company met each of the half year or quarterly key performance objectives established by the Company (“Performance Payments”), which, if earned, were payable on the same schedule as the Retention Payments. All Retention and Performance Payments earned and paid to participants were deducted from the final individual calculation of the amounts earned under the 2022 Executive Bonus Plan, unless the amount earned under the 2022 Executive Bonus Plan was less than the total of the Retention Payments and Performance Payments earned under the Quarterly Retention Program.

Mr. Bouchard received the Retention Payments and one Performance Payment in Q3 of 2022 totaling $123,600, which were subsequently deducted from the total amount earned by Mr. Bouchard under the 2022 Executive Bonus Plan. Mr. Bouchard did not receive a Q4 2022 Retention Payment, as the Q4 2022 Quarterly Retention Program payments were delayed and combined with payment of the Executive Bonus Plan in 2023. The actual annual bonus and discretionary bonus amounts earned by Mr. Bouchard can be found in the “Summary Compensation Table” above. The quarterly retention program was not continued in 2023.

Long-Term Incentive Compensation

Long-term compensation grants to our executive officers provide them with personal financial motivation and a stake in our long- term success. The Compensation Committee believes these awards also help us retain executives who are committed to achieving our corporate goals.

The Compensation Committee independently reviews market data, considers any management proposals, consults with outside experts as needed and makes its own determinations for the granting of any equity-based awards. In awarding long-term incentives, the Compensation Committee considers the level of responsibility, prior experience and achievement of individual performance criteria, as well as peer company comparisons and other factors which are described in the “Executive Compensation” section above. In addition, the Compensation Committee considers past grants of long-term incentive awards, as well as current equity holdings of our executives to ensure alignment with our shareholder interests.

2021 Time-Based RSUs

In November 2021, the Compensation Committee awarded RSUs to Messrs. Tucker and Bouchard. The RSU awards permit each of Messrs. Tucker and Bouchard, upon expiration of the time-based restrictions, to receive shares in an amount equal to a specified number of shares of Common Stock. The restrictions on the awards expire in equal annual installments on the first, second, and third anniversaries of the date of grant, unless earlier terminated in accordance with the Equity Incentive Plan.

Equity Awards Granted in 2022

In 2022, to address the Company’s financial situation, the Board and senior management were focused on a number of critical short-term objectives including a significant reorganization of the Company, the reduction of corporate overhead and the achievement of a number of other key strategic objectives. In recognition of the importance of executive retention and stability and to align our senior executives with our shareholder interests, the Compensation Committee granted special time-based RSU awards to Messrs. Tucker, Haight and Bouchard consisting of a component payable in equity and a component payable in cash.

As part of his promotion to Chief Executive Officer, Mr. Tucker was granted an incentive opportunity that fully vested on March 21, 2023, consisting of (i) a time-based RSU award of 216,668 shares of the Company’s Common Stock, adjusted to 21,666 shares following the Company’s reverse stock split, which will only vest at 50% of the award in the event that Mr. Tucker no longer serves as the Company’s Interim or Permanent Chief Executive Officer, and (ii) a one-time cash incentive award valued at $325,000, subject to his continued employment with the Company through the one-year vesting period.

As part of his offer letter, Mr. Haight received a long-term incentive opportunity on June 13, 2022 consisting of: (i) a RSU award of 261,628 shares of the Company’s Common Stock, adjusted to 26,162 shares following the Company’s reverse stock split, and (ii) a cash incentive award of $225,000, both vesting ratably over a three-year period, subject to his continued employment with the Company through the three-year vesting period.

On November 15, 2022, Mr. Bouchard received a long-term incentive opportunity consisting of (i) a RSU award of 261,628 shares of the Company’s Common Stock, adjusted to 26,162 shares following the Company’s reverse stock split, and (ii) a cash incentive award of $225,000, both vesting ratably over a three-year period, subject to his continued employment with the Company through the three-year vesting period.

Special Equity Awards Granted in 2023

In November 2023, to (i) more fully align our NEOs with our long-term, profitable growth strategy, (ii) incentivize and retain our NEOs to lead the execution of our long-term strategic plan and (iii) bind our NEOs together as a team, the Board approved a one-time, multi-year equity grant to each of our NEOs (the “Special Equity Awards”). The Board engaged in a thorough and comprehensive process over an approximately eight-month period to develop an appropriate long-term equity incentive program. The awards, comprised 30% of RSUs and 70% of PSUs, were intended to cover annual long-term equity awards for fiscal years 2023, 2024 and 2025, thus our NEOs are not eligible for future annual equity grants until 2026.

The Board also sought to incentivize the executive leadership team to continue managing the business in order to generate the intended corresponding creation of stockholder value, aware that our NEOs who are critical to the execution of our strategy had equity ownership levels that were low or insufficiently retentive.

Set forth below is an outline of the terms of the Special Equity Awards granted to Messrs. Tucker, Haight and Bouchard on November 6, 2023:

Term	RSU	PSU
Vesting	RSUs vest ratably over three years following the date of grant, subject to continued service through each vesting date.
50% of earned PSUs vest and settled within 60 days of vesting, the remaining earned PSUs are payable on December 31, 2026 (subject to continued service through such date), or other later date if required to determine final trailing four quarter performance.

Treatment Upon Voluntary Termination by Executive	Unvested awards are forfeited.	All earned and unearned PSUs are forfeited.
Treatment Upon Death/Disability	Vesting of unvested awards is accelerated.
Any earned PSUs immediately vest and are payable. Any unearned PSUs will continue to be eligible to be earned on a pro-rata basis (based on the time the executive was employed by the Company during the Performance Period) based on actual achieved performance payable upon determination of achievement of any Performance Goal.

Treatment Upon Involuntary Termination by Company or by Executive with Good Reason	Vesting of unvested awards is accelerated.
Any earned PSUs immediately vest and are payable. Any unearned PSUs will continue to be eligible to be earned on a pro-rata basis (based on the time the executive was employed by the Company during the Performance Period) based on actual achieved performance payable upon determination of achievement of any Performance Goal.

Treatment Upon a CIC	Vesting of unvested awards is accelerated.
Any earned PSUs immediately vest and are payable upon a CIC. If, at the time of a CIC, there are any unearned PSUs, the unearned PSUs associated with the single next tier target will immediately vest and become payable upon a CIC. Any remaining unvested PSUs will be forfeited.

Recoupment	Awards subject to Company’s Clawback Policy.	Awards subject to Company’s Clawback Policy.

In establishing the performance targets for the PSUs, the Board set performance targets tied to the achievement of our objective of returning the Company to profitable growth and the creation of significant shareholder value beyond recent average long-term stock market growth of the Company. The performance targets provide significant challenge, incentives and upside opportunity to execute on the Company’s long-term profitable growth plan through the critical next phase of our growth. The performance metric is based on achievement of the trailing four-quarter Adjusted EBITDA during the performance period from September 1, 2023 through December 31, 2026.

Employment and Compensation Arrangements

None of the Named Executive Officers have employment agreements with the Company. However, certain Named Executive Officers are subject to other employment arrangements, as described below.

Chief Executive Officer Compensation Arrangement

On March 21, 2022, the Company entered into an offer letter with Mr. Tucker to serve as Interim Chief Executive Officer of the Company, effective March 21, 2022 (the “2022 Compensation Letter”). The Compensation Committee engaged WTW to provide market and peer compensation data and recommendations on the structure and amount of all elements of the compensation package for the Chief Executive Officer. Mr. Tucker was named our permanent Chief Executive Officer on November 22, 2022.

Under the terms of the 2022 Compensation Letter, Mr. Tucker’s base salary was $590,000. The terms of the 2022 Compensation Letter provided that following his tenure as our Interim Chief Executive Officer, Mr. Tucker could become the permanent Chief Executive Officer, return to his prior role as a President, or transition to a role of Chief Operating Officer or an equivalent role. In the event Mr. Tucker assumed one of the non-Chief Executive Officer roles, his annual base salary would have been no less than $480,000. Mr. Tucker accepted the role as our permanent Chief Executive Officer on November 22, 2022. Mr. Tucker is eligible for an annual incentive bonus of 100% of his annual base salary with a maximum payout of 200% of annual base salary, depending on the achievement of performance criteria established by the Compensation Committee. The 2022 Compensation Letter further provided that Mr. Tucker be granted a long-term incentive opportunity valued at approximately $680,000 that would vest on March 21, 2023, subject to applicable terms and conditions including Mr. Tucker’s continued employment with the Company, and consists of (i) a one-time RSU award with respect to 216,668 shares of the Company’s Common Stock, adjusted to 21,666 shares following the Company’s reverse stock split, which will only vest at 50% of the award in the event that Mr. Tucker no longer serves as the Company’s Interim or Permanent Chief Executive Officer prior to the date of vesting, and (ii) a one-time cash-incentive award valued at $325,000. The Company elected to issue a portion of the incentive award in cash to promote retention and to preserve available shares in the Equity Incentive Plan, given the historically low stock price at the time of the award.

In November 2023, the Company provided Mr. Tucker with a revised compensation letter (the “2023 Compensation Letter,” and, collectively with the 2022 Compensation Letter, the “Compensation Letters”). Under the terms of the 2023 Compensation Letter, effective October 1, 2023, Mr. Tucker’s annual base salary was increased to $750,000. Mr. Tucker is eligible for an annual incentive bonus of 100% of base salary (pro-rated during the 2023 calendar year based on the different base salary amounts in effect) with a maximum payout of 200% of annual base salary, depending on the achievement of performance criteria established by the Compensation Committee. Mr. Tucker was also granted a long-term equity award described above in “Special Equity Awards Granted in 2023”.

Chief Financial Officer Compensation Arrangement

On June 13, 2022, the Company entered into an offer letter with Mr. Haight to serve as Chief Financial Officer of the Company effective June 13, 2022. The Compensation Committee engaged WTW to provide market and peer compensation data and recommendations on the structure and amount of all elements of the compensation package for the Chief Financial Officer.

Under the terms of the offer letter, Mr. Haight’s base salary was set at $450,000. Mr. Haight also received a $25,000 sign-on bonus under the terms of the offer letter. Mr. Haight is eligible for an annual incentive bonus of 75% of his annual base salary with a current maximum payout of 150% of annual base salary, depending on the achievement of performance criteria established by the Compensation Committee. The offer letter further provides that Mr. Haight be granted a long-term incentive opportunity valued at approximately $450,000 and consists of (i) a one-time RSU award with respect to 261,628 shares of the Company’s Common Stock, adjusted to 26,162 shares following the Company’s reverse stock split, and (ii) a one-time cash-incentive award valued at $225,000 both vesting ratably over three years, subject to applicable terms and conditions including Mr. Haight’s continued employment with the Company. The Company elected to issue a portion of the incentive award in cash to promote retention and to preserve available shares in the Equity Incentive Plan, given the historically low stock price at the time of the award. Mr. Haight’s offer letter provides for certain severance benefits upon a termination of employment. Please see section entitled “Additional Narrative Disclosure – Potential Payments Upon Termination or a Change in Control” below for more details regarding the severance benefits Mr. Haight is entitled to receive.

Retirement Plans

We offer a defined contribution, or 401(k), plan to all of our employees based in the United States, including the Named Executive Officers. During 2022, we provided an employer match of 50% of the first 3% of the employee’s contribution. On January 1, 2023, we increased the employer match to 50% of the first 6% of the employee’s contribution.

Perquisites and Benefits

Our executive officers are eligible to participate in our broad-based medical, dental, vision, life and accidental death insurance programs. In 2023, our NEO’s did not receive any perquisites not available to other U.S. based employees of the Company.

Outstanding Equity Awards at 2023 Year-End

The following table summarizes the equity awards we have made to our Named Executive Officers which are outstanding as of December 31, 2023. None of the Named Executive Officers have options outstanding.

	STOCK AWARDS
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (3)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (4)
Name
Keith D. Tucker	11/17/2021(1)	410	$2,706	—	$—
	11/6/2023(1)	84,164	$555,482	—	$—
	11/6/2023(2)	—	$—	196,384	$1,296,134

Nelson M. Haight	6/21/2022(1)	17,441	$115,111	—	$—
	11/6/2023(1)	56,109	$370,319	—	$—
	11/6/2023(2)	—	$—	130,922	$864,085

André C. Bouchard	11/17/2021(1)	512	$3,379	—	$—
	11/15/2022(1)	17,441	$115,111	—	$—
	11/6/2023(1)	50,498	$333,287	—	$—
	11/6/2023(2)	—	$—	117,830	$777,678

(1)Represents RSUs that are subject to the applicable NEO’s continued employment through each applicable vesting date and will vest in equal one-third increments on the first three anniversaries of the date of grant.
(2)Represents PSUs granted on November 6, 2023 based on the achievement of the highest level of performance conditions. Actual amounts earned, if any, will be based on achievement of the applicable performance metrics over the measurement period.
(3)Represents RSUs and PSUs outstanding as of year-end 2023.
(4)The amounts in this column were calculated by multiplying the number of RSUs or PSUs (as applicable) held by our NEOs by $6.60, the closing price of our Common Stock on the New York Stock Exchange on December 29, 2023, the last trading date of 2023.

Additional Narrative Disclosure

Potential Payments Upon Termination or a Change in Control

Pursuant to Mr. Tucker’s Compensation Letters, Mr. Tucker is eligible to participate in the Executive Severance Policy (as defined below), which includes customary non-compete and release requirements.

Mr. Haight’s offer letter provides that he is eligible to participate in the Executive Severance Policy and entitled to receive continued salary for 12 months (except that for a period of one year from his start date Mr. Haight would be entitled to receive continued salary for 15 months under such circumstances). In April 2024, the Compensation Committee elected to align Mr. Haight’s severance benefits with Mr. Bouchard’s severance benefits and increased the severance benefits Mr. Haight would receive in the event of an (i) involuntary termination by the Company without cause and (ii) employee voluntary termination for good reason, as more fully described below. In case such involuntary termination without cause or voluntary termination with good reason occurs within 90 days prior or within 360 days after a change of control, Mr. Haight would be entitled to a single lump sum payment equal to 30 months of annual base salary plus an amount equal to the higher of the most recent paid bonus or the average bonus paid for the prior three years.

In connection with the Company’s financing, on February 9, 2022, the Board approved an amendment to the Executive Severance Policy, as amended (the “Executive Severance Policy”), to provide that the Company’s financing would not constitute a change in control for purposes of the Executive Severance Policy and to amend the definition of change in control, consistent with the Equity Incentive Plan. As a condition of the Company’s financing, the participants in the Executive Severance Policy, which include the NEOs, executed a consent waiving any change in control entitlement in connection with the Company’s financing for purposes of the Executive Severance Policy and agreeing to the modification in the change in control definition in exchange for the Company’s agreement to refrain from further modifications to the Executive Severance Policy with respect to those participants.

The Executive Severance Policy provides generally that upon (i) involuntary termination by the Company without cause and (ii) employee voluntary termination for good reason, the terminated executive would receive:

a.a continued salary for a stated period (18 months for Mr. Tucker and 15 months for Messrs. Bouchard and Haight), a portion of which may be paid in a single lump sum if necessary to satisfy exception requirements of Section 409A of the Code;
b.a single lump sum payment ($19,000 for Mr. Tucker and $15,500 for Messrs. Bouchard and Haight) to compensate the executives for health and welfare benefits; and
c.access to outplacement assistance paid by the Company for six months.

In exchange for such benefits, the executive must enter into a general release agreement and one-year non-competition agreement with the Company. If the employee breaches the non-competition agreement prior to its expiration, the Company has the right to suspend all subsequent severance payments and to seek restitution for payments already made.

Severance benefits are also triggered when an involuntary termination without cause or voluntary termination for good reason occurs within 90 days before or within 360 days after a change of control. In such event, the terminated executive would generally receive:

a.a supplemental single lump sum salary payment equivalent to 36 months for Mr. Tucker and 30 months for Messrs. Bouchard and Haight, payable on the 91st day following termination;
b.a supplemental single sum compensation payment representing annual bonus opportunities, calculated as the higher of the most recent year’s paid bonus or the average bonus paid for the last three years (three times annual bonus opportunity for Mr. Tucker and two and one-half times annual bonus opportunity for Messrs. Bouchard and Haight);
c.a single lump sum payment ($66,000 for Mr. Tucker and $55,000 for Messrs. Bouchard and Haight) to compensate the executives for health and welfare benefits payable on the 91st day following termination; and
d.access to outplacement assistance paid by the Company for six months.

These enhanced severance benefits are generally payable 91 days after termination from employment and are only available where both a change in control and an involuntary separation without cause or a voluntary separation for good reason occur. In exchange for such benefits, the executive must enter into a general release and six-month non-competition agreement with the Company.

For purposes of the Executive Severance Policy, the following definitions apply:

A “change in control” has the same meaning as set forth in the Equity Incentive Plan and generally means the first to occur of any of the following events:

a.any person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company or 90% or more of the Company’s operating assets, other than in certain limited transactions; or
b.except for certain transactions, the consummation of a merger, consolidation, or other reorganization of the Company.

A “voluntary separation for good reason” means the termination of employment by the executive upon the occurrence of any of the following events without the consent of the executive:

a.a material diminution in the base compensation of the executive;
b.a material change in geographic work location for an executive to a location more than 50 miles from the executive’s current work location; or
c.a material diminution in the executive’s authorities, duties or responsibilities, and position within the leadership team; provided, however, that a “voluntary separation for good reason” shall not be considered to occur solely because an executive’s authorities, duties or responsibilities, and position are reallocated to other senior executives based on a good faith determination by the Board that such reallocation is necessary in order for the Company to adequately address material growth and/or expansion of the business.

An “involuntary termination of employment without cause” means a termination from employment that is not the result of:

a.a good faith determination by the Board that the executive knowingly committed material acts involving fraud, dishonesty or violations of criminal or other statutes; or

b.a good faith determination by the Board that the executive knowingly violated the Company’s Code of Business Conduct and Ethics.

The Board administers the Executive Severance Policy consistent with Section 409A of the Code and makes the final good faith determination on whether or not an involuntary termination is for cause or without cause; whether or not a voluntary termination is for good reason; and whether or not a change of control event has occurred and is objectively determinable.

PAY VERSUS PERFORMANCE

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our Chief Executive Officer and on an average basis, our other NEOs, in each case, as determined under SEC rules.

	Summary		Average Summary		Average Compensation		Value of Initial
	Compensation	Compensation	Compensation		Actually Paid To		Fixed $100
	Table Total for	Actually Paid	Table Total for		Non-PEO		Investment Based On:
Year	PEO (1)	to PEO (1)(2)	Non-PEO NEOs (3)		NEOs (3)(2)		Total Shareholder Return (4)	Net Income (5)
2023	$3,606,768	$3,174,062	$2,171,817	(6)	$1,915,459	(6)	$6.06	$(75,722)
2022	$3,197,739	$2,909,711	$932,621		$861,259		$4.82	$70,079
2021	$4,515,828	$(2,872,747)	$707,295		$(17,340)		$10.09	$(186,019)

(1) The names of the Principal Executive Officers of the Company (each, a “PEO”) reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2023, Mr. Tucker, (ii) for fiscal year 2022, Mr. Tucker and Mr. Gatti, and (iii) for fiscal year 2021, Mr. Gatti.

(2) In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values, such as assumed volatility and risk-free rate differ from those used at the time of grant due to the fluctuation in the stock price and the corresponding Monte Carlo Value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K.

(3) The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2023, Mr. Haight and Mr. Bouchard, (ii) for fiscal year 2022, Mr. Haight, Mr. Bouchard and Mr. Young, and (iii) for fiscal year 2021, Mr. Bouchard and Mr. Young.

(4) The Company TSR reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K.

(5) Represents the amount of net income (loss) reflected in the Company’s audited GAAP financial statements for each applicable fiscal year. For fiscal year 2022, net income includes a gain on the sale of the Company’s Quest business of $203,351.

(6) For fiscal year 2023, the “compensation actually paid” to the PEO and the “average compensation actually paid” to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2023, computed in accordance with Item 402(v) of Regulation S-K.

	PEO	Average Non-PEO NEOs
Total Compensation Reported in 2023 Summary Compensation Table	$3,606,768	$2,171,817
Less: Grant Date Fair Value of Stock & Option Awards Reported in the 2023 Summary Compensation Table	(2,306,105)	(1,460,526)
Plus: Year-End Fair Value of Awards Granted in 2023 that are Outstanding and Unvested	1,851,617	1,172,685
Plus: Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	554	23,891
Plus: Vesting Date Fair Value of Awards Granted in 2023 that Vested in 2023	—	—
Plus: Change in Fair Value of Awards Granted in Prior Years that Vested in 2023 (From Prior Year-End to Vesting Date)	26,620	10,398
Less: Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2023	(5,392)	(2,806)
Plus: Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2023 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2023)	—	—
Total Adjustments	$(432,706)	$(256,358)

Compensation Actually Paid for Fiscal Year 2023	$3,174,062	$1,915,459

Pay versus Performance Comparative Disclosure

Compensation Actually Paid and Company TSR

The amount of “compensation actually paid” to our PEOs and the “average compensation actually paid” to our other NEOs is aligned with the Company’s cumulative TSR over the three years presented in the table. The alignment of “compensation actually paid” with the Company’s TSR over the period is due to the fact that a significant portion of the “compensation actually paid” to our PEO and other NEOs is comprised of equity awards. For example, for 2023, approximately 64% and 67% of the value of total compensation awarded to our Chief Executive Officer Mr. Tucker and our other NEOs (Messrs. Haight and Bouchard), respectively, was comprised of equity awards, including restricted stock awards and performance units. While TSR increased slightly in 2023 compared to 2022, the Company made significant financial improvement in 2023 as described in “Annual Performance Based Incentives Paid in Cash”.

Compensation Actually Paid and Net Income

While the Company does not use net income as a performance measure in its overall executive compensation programs, the measure of net income is generally correlated with the measure of Adjusted EBITDA, which comprises a significant portion of the performance goals for the Company’s Annual Executive Bonus Plan and equity awards. After adjusting fiscal year 2022 net income to remove the effect of the $203,351 nonrecurring gain from the sale of the Company’s Quest business, the changes in our “compensation actually paid” to our PEOs and the “average compensation actually paid” to our other NEOs were aligned with changes in our net income between 2021, 2022 and 2023.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023, with respect to our equity compensation plans previously approved by our shareholders and equity compensation plans not previously approved by our shareholders.

	Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	262,459	$504.70	86,772
Equity compensation plans not approved by shareholders	—	—	—
Total	262,459	$504.70	86,772

(1)This column reflects all shares of common stock subject to outstanding options and RSUs, in each case, granted under the Equity Incentive Plan. For purposes of the table above, this column excludes 445,136 PSUs outstanding at December 31, 2023 at the maximum performance level, that we intend to settle in shares of common stock at vesting subject to approval of our shareholders at the Annual Meeting as described in the following sentence. As further described in “Proposal Three—Approval of the second amendment and restatement of the Equity Incentive Plan,” if the second amendment and restatement of the Equity Incentive Plan is approved, we intend to settle these awards in shares of common stock rather than cash upon vesting to the maximum extent possible, which will reduce the number of shares available for future grant following the restatement.
(2)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSU awards, which have no exercise price.
(3)Represents amounts available to grant as of December 31, 2023 under the Equity Incentive Plan approved by shareholders in May 2018 and amended and approved by our shareholders in May 2021, which replaced our previous equity compensation plans, excluding the shares subject to outstanding awards reflected in column (a).

HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock (our only class of voting securities) as of March 28, 2024 for (a) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director or nominee for director, (c) the Named Executive Officers and (d) all senior executive officers and directors as a group. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person that are exercisable within 60 days of March 28, 2024. Unless otherwise indicated, the address of each person named below is the address of the Company at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Common Stock
Keith D. Tucker	19,148	(2)	*
Nelson M. Haight	6,597	(3)	*
André C. Bouchard	16,781	(4)	*
Michael J. Caliel	45,000	(5)	1.0%
Jeffery G. Davis	10,849		*
Anthony R. Horton	999		*
Evan S. Lederman	7,528		*
J. Michael Anderson	3,000		*
Edward J. Stenger	9,890		*
Pamela J. McGinnis	—		*
All directors, nominees and executive officers as a group (10 persons)	119,792	(6)	2.7%
APSC Holdco II, L.P.	500,000	(7)	11.3%
Corre Opportunities Qualified Master Fund, LP	1,281,889	(8)(9)	29.0%
Corre Horizon Fund, LP	366,033	(8)(10)	8.3%
Corre Horizon II Fund, LP	394,443	(8)(11)	8.9%
______________
 * Less than 1% of outstanding Common Stock.

1.The information as to beneficial ownership of Common Stock has been furnished, respectively, by the persons and entities listed, except as indicated below. Each individual or entity has sole power to vote and dispose of all shares listed opposite his, her or its name except as indicated below.
2.Includes approximately 815 shares indirectly held through a Company stock fund in the 401(k) plan. Excludes 84,164 shares underlying unvested RSUs which will vest one-third on November 6, 2024, 2025 and 2026, and 410 shares underlying unvested RSUs which will vest on November 17, 2024, each unless earlier terminated.
3.Excludes 17,441 shares underlying unvested RSUs which vest one-half on June 21, 2024 and 2025, and 56,109 shares underlying RSUs which will vest one-third on November 6, 2024, 2025 and 2026, each unless earlier terminated.
4.Includes approximately 1,059 shares indirectly held through a Company stock fund in the 401(k) plan. Excludes 50,498 shares underlying unvested RSUs which will vest one-third on November 6, 2024, 2025 and 2026, 512 shares underlying unvested RSUs will vest on November 17, 2024, and 17,441 shares underlying unvested restricted stock units which vest one-half on November 15, 2024 and 2025, each unless earlier terminated.
5.Excludes 31,172 shares underlying unvested restricted stock units which vest on November 6, 2024.
6.Includes 1,874 shares held in an employee benefit plan.
7.The number of shares consists solely of shares issuable upon exercise of that certain Second Amended and Restated Warrant No. 1 (the “Second A&R AP Warrant”). Pursuant to the terms of the Second A&R AP Warrant, the holder is not permitted to exercise such warrant to the extent that such exercise would result in the holder and its affiliates and any other persons or entities whose beneficial ownership of our Common Stock would be aggregated with such holder for purposes of Section 13(d) of the Exchange Act, beneficially owning more than 19.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such warrants. For purposes of the 19.99% beneficial ownership exercise restriction, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulation promulgated thereunder. The business address of APSC Holdco II, L.P. is c/o Iron Park Capital Partners L.P., 535 Madison Avenue, 31st Floor, New York, NY 10022. Atlantic Park Strategic Capital Parallel Master Fund, L.P. is the sole beneficial owner of APSC Holdco II, L.P. Pursuant to an Investment Management Agreement, Atlantic Park Strategic Capital Parallel Master Fund, L.P. has delegated its voting and dispositive power over its direct and indirect investments to Iron Park Capital Partners, LP and GASC APF, L.P. and appointed each of them to jointly act as investment advisers. Each of APSC Holdco II, L.P., Atlantic Park Strategic Capital Parallel Master Fund, L.P., Iron Park Capital Partners, LP and GASC APF, L.P. may be deemed to beneficially own the shares of our Common Stock beneficially owned by APSC Holdco II, L.P.

8.Based on information provided in the Amendment No. 8 to Schedule 13D filed with the SEC on March 26, 2024 by Corre Partners Management, LLC (the “Investment Advisor”), 12 East 49th Street, 40th Floor, New York, NY 10017 and in the Form 4 of the Investment Advisor filed on April 1, 2024. According to such Schedule 13D, Corre Opportunities Qualified Master Fund, LP (“Corre Qualified Fund”) has shared voting power and shared dispositive power with respect to 1,016,118 shares; Corre Horizon Fund, LP (“Corre Horizon”) has shared voting power and shared dispositive power with respect to 249,942 shares; Corre Horizon II Fund, LP (“Corre Horizon II” and together with Corre Qualified Fund and Corre Horizon, the “Funds”) has shared voting power and shared dispositive power with respect to 263,450 shares; Corre Partners Advisors, LLC (the “General Partner”) has shared voting power and shared dispositive power with respect to 1,529,510 shares; the Investment Advisor has shared voting power and shared dispositive power with respect to 1,529,510 shares; John Barrett has shared voting power and shared dispositive power with respect to 1,529,510 shares; and Eric Soderlund has shared voting power and shared dispositive power with respect to 1,529,510 shares. The General Partner serves as the general partner to the Funds, the Investment Advisor has been delegated investment authority over the assets of the Funds by the General Partner. According to such Schedule 13D: (i) Corre Opportunities Fund may be deemed to be the beneficial owner of 1,016,118 shares of Common Stock, (ii) Corre Horizon may be deemed to be the beneficial owner of 249,942 shares of Common Stock, (iii) Corre Horizon II may be deemed to be the beneficial owner of 263,450 shares of Common Stock, and (iv) each of the General Partner, the Investment Adviser, Mr. Barrett and Mr. Soderlund may be deemed to be the beneficial owner of 1,529,510 shares of Common Stock. According to such Form 4, on March 28, 2024, Corre Qualified Fund directly acquired an additional 10,714 shares and Corre Horizon II directly acquired an additional 2,143 shares. The business address of the Funds is c/o Corre Partners Management, LLC, 12 East 49th Street, 40th Floor, New York, New York 10017. Each of (i) the General Partner, which serves as the general partner of the Funds, (ii) the Investment Advisor, which has been delegated investment authority over the assets of the Funds by the General Partner, (iii) Mr. John Barrett, who serves as a managing member of the General Partner and the Investment Adviser, and (iv) Mr. Eric Soderlund, who serves as a managing member of the General Partner and the Investment Adviser, has shared power to vote or direct the vote, and shared power to dispose or direct the disposition of, the shares of Common Stock beneficially owned or to be owned by the Funds.
9.The number of shares includes 255,057 shares of common stock issuable upon exercise of that certain Warrant No. 2. Pursuant to the terms of Warrant No. 2, the holder is not permitted to exercise such warrant to the extent that such exercise would result in the holder and its affiliates and any other persons or entities whose beneficial ownership of our Common Stock would be aggregated with such holder for purposes of Section 13(d) of the Exchange Act, beneficially owning more than 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such warrants. For purposes of the 9.99% beneficial ownership exercise restriction, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulation promulgated thereunder.
10.The number of shares includes 116,091 shares of common stock issuable upon exercise of that certain Warrant No. 3. Pursuant to the terms of Warrant No. 3, the holder is not permitted to exercise such warrant to the extent that such exercise would result in the holder and its affiliates and any other persons or entities whose beneficial ownership of our Common Stock would be aggregated with such holder for purposes of Section 13(d) of the Exchange Act, beneficially owning more than 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such warrants. For purposes of the 9.99% beneficial ownership exercise restriction, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulation promulgated thereunder.
11.The number of shares includes 128,850 shares of common stock issuable upon exercise of that certain Warrant No. 4. Pursuant to the terms of Warrant No. 4, the holder is not permitted to exercise such warrant to the extent that such exercise would result in the holder and its affiliates and any other persons or entities whose beneficial ownership of our Common Stock would be aggregated with such holder for purposes of Section 13(d) of the Exchange Act, beneficially owning more than 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such warrants. For purposes of the 9.99% beneficial ownership exercise restriction, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulation promulgated thereunder.

We do not know of any arrangement that may at a subsequent date result in a change of control of the Company.

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written Related Party Transaction Policy in order to ensure that any related party transactions are properly reviewed, approved by the Audit Committee, and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. All related party transactions, including transactions between us and any executive officer, director, director nominee or more than 5% shareholder of the Company, or any of their immediate family members, where the amount exceeds $120,000 and in which such related person has a direct or indirect material interest, must be approved by our Audit Committee.

Under the policy, any related party (or if the related party is an immediate family member of an executive officer or director, such executive officer or director) must notify the Company’s Chief Legal Officer in writing of facts and circumstances of any proposed transaction with a related person. Any member of the Audit Committee who has an interest in a transaction under review must abstain from voting on the approval of the transaction. The Audit Committee may approve the related party transaction only if the Audit Committee determines in good faith that the transaction is not inconsistent with the interests of the Company and its shareholders. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the related party transaction.

Related party transactions must also comply with our existing policies and procedures, including the Code of Business Conduct and Ethics and Corporate Governance Principles.

AUDIT COMMITTEE REPORT
Committee Purpose and Evaluation. The primary purpose of the Audit Committee is to monitor (a) the integrity of the Company’s financial statements; (b) compliance by the Company with legal and regulatory requirements; (c) the registered public accounting firm’s (independent auditor’s) qualifications and independence; (d) the performance of the Company’s independent auditor and internal audit function; and (e) the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company. The Audit Committee is solely responsible for the appointment and compensation of Team’s independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.teaminc.com on the “Investors” page under “Corporate Governance.”

Audit Committee Engagement. The Audit Committee discusses the overall scope and plans for their respective audits with our internal auditors and KPMG. The Audit Committee meets regularly with the internal auditors and KPMG, with and without representatives of management, to discuss the results of their examinations, the evaluations of Team’s internal controls and the overall quality of its accounting principles.

Committee Composition. The Audit Committee consists of the three members of our Board identified below. Our Board has determined that each Audit Committee member is independent and satisfies the requirements of financial literacy and other qualifications under applicable law and the regulations of the SEC and NYSE. In addition, our Board has determined that Messrs. Horton and Stenger, as defined by SEC rules, are both audit committee financial experts.

Required Communications with KPMG. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed KPMG’s independence from Team and its management with KPMG. As stated below in Information on Independent Public Accountants, the Audit Committee annually approves all audit services, permissible non-audit services and related fees conducted by our independent auditor and has concluded that the provision of any services to the Company by KPMG did not impact KPMG’s independence in the conduct of their auditing functions.

Committee Oversight of Financial Statements. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with senior management and has discussed with KPMG LLP, the independent auditors for Team, the matters required to be discussed with the committee under applicable standards of the SEC and Public Company Accounting Oversight Board (United States), including Auditing Standard No. 1301, “Communications with Audit Committees” and the SEC. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialist on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

Committee Oversight and Assessment of KPMG. In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the registered public accounting firm and lead partner, including consideration of input from management. In doing so, the Audit Committee considers various factors including, but not limited to: the quality of services provided; technical expertise and knowledge of the industry and the Company’s business and operations; effective communication; objectivity; independence; cost effectiveness and the potential impact of changing the independent registered public accounting firm. In 2023, the Board also reviewed solicited requests for proposals (“RFPs”) from other public accounting firms to serve as the Company’s independent registered public accounting firm for the purpose of assessing the reasonableness of fees related to KPMG’s continued engagement. Based on a holistic evaluation, including the review of the RFPs, the Audit Committee has elected to retain KPMG as our independent registered public accounting firm for 2024.

In performing all of these functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of Team’s management and KPMG which, in its report, expresses an opinion on whether or not Team’s annual financial statements conform, in all material respects, with accounting principles generally accepted in the United States. In reliance on the opinions and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.

Audit Committee
Edward J. Stenger, Chairman
Anthony R. Horton

Evan S. Lederman

INFORMATION ON INDEPENDENT PUBLIC ACCOUNTANTS
A representative of KPMG is expected to attend the Annual Meeting with the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions presented at the meeting.
Principal Accountant Fees and Services
The following table sets forth the fees billed by KPMG for the years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees	$1,386,900	$2,372,500
Audit-Related Fees	—	—
Tax Fees	24,700	—
All Other Fees	—	—
Total	$1,411,600	$2,372,500
The Audit Committee’s charter provides for review and pre-approval by the Audit Committee of all audit services, permissible non-audit services and related fees conducted by our independent auditor. The Audit Committee meets annually to approve audit and tax fees for the ensuing year. The Audit Committee has authorized the Chairman of the Audit Committee to engage KPMG on non-audit matters not exceeding $100,000; provided that KPMG is more efficient or uniquely qualified to perform the work for which it is engaged and that such engagement is reported to the full Audit Committee in a timely manner. All of the fees and services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were approved by the Audit Committee and the Audit Committee concluded that the provision of such services by KPMG did not impact KPMG’s independence in the conduct of their auditing functions.
Under its charter, the Audit Committee has the duty and responsibility for ensuring the rotation of audit partners as required by law as well as periodically evaluating whether to rotate our independent auditors.
ANNUAL REPORT ON FORM 10-K

The Company will send, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2023, including the consolidated financial statements, as filed with the SEC, to any person whose proxy is being solicited, upon written request to Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478. You also may access this proxy statement and our 2023 Annual Report at www.teaminc.com/proxy2024 and at www.teaminc.com.

DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS

To reduce the expenses of delivering duplicate proxy materials and to help the environment by conserving natural resources, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 or (281) 331-6154. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Proxy Statement Proposals-A shareholder who wishes to present a proposal for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must deliver the proposal to our principal executive offices no later than the close of business on December 11, 2024. Submissions should comply with the requirements of Rule 14a-8. Submissions of shareholder proposals received after that date will be considered untimely for inclusion in the Proxy Statement and form of proxy for our 2025 Annual Meeting. Shareholder proposals submitted other than in accordance with Rule 14a-8 are considered untimely, and management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the 2025 Annual Meeting, without any discussion in the Proxy Statement.

Other Proposals and Nominations-Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy statement for that meeting. Our Bylaws require that a shareholder’s proposal, to be considered timely noticed, must be received by the Corporate Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days before the one-year anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. As a result, proposals submitted for our 2025 Annual Meeting in accordance with the provisions of our Bylaws must be received no earlier than December 11, 2024, and no later than the close of business on January 10, 2025, and must otherwise comply with the requirements of our Bylaws. However, if the date of our 2025 Annual Meeting has been changed by more than 30 days from the date of our 2024 Annual Meeting, then a shareholder’s proposal, in order to be considered timely, must be received by the Corporate Secretary not later than the later of the close of business on the 60th day prior to our 2025 Annual Meeting or the tenth day following the day on which notice of the date of our 2025 Annual Meeting was mailed or public disclosure of such date was made.

As set forth in our Bylaws, such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director, (1) all information as may be required by the Company pursuant to any policy of the Company governing the selection of directors; and (2) such person’s written consent to being named as a nominee and to serving as a director if elected; and (3) information as to any material relationships, including financial transactions and compensation, between the shareholder and the proposed nominee(s); and (B) as to any business the shareholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (1) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of the Company that are owned beneficially and held of record by such shareholder and such beneficial owner; (3) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination; and (5) a disclosure of all ownership interests, including derivatives, hedged positions and other economic and voting interests.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

All notices of proposals, whether or not to be included in our proxy materials, should be sent to our principal executive offices at Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.

You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 10, 2024. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).

Our Annual Report is being mailed together with this Proxy Statement and is available at our website at www.teaminc.com/proxy2024, under the “Investors” page in accordance with the SEC’s “notice and access” regulations. The Annual Report does not constitute any part of the proxy solicitation material.

OTHER BUSINESS

Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting of Shareholders and at this date has not been informed of any matters that may be presented at the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer & Secretary
April 10, 2024

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by Tuesday, May 22, 2024 at 1:00am Central Time.
Online Go to www.investorvote.com/TISI or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TISI

Annual Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A								Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 and 4.

1. Election of three (3) nominees named in the Proxy Statement as Class II directors.
	For	Withhold				For	Withhold		For	Withhold
01 - Michael J. Caliel	☐	☐	02 - Edward J. Stenger			☐	☐	03 - Pamela J. McGinnis	☐	☐

			For	Against	Abstain			For	Against	Abstain
2. Advisory vote on Named Executive Officer compensation			☐	☐	☐	3. Approval Of The Second Amendment And Restatement of The TEAM, Inc. 2018 Equity Incentive Plan		☐	☐	☐

4. Ratification Of The Appointment Of KPMG LLP As The Company’s Independent Registered Public Accounting Firm			☐	☐	☐

03SOXC

2024 Annual Meeting of Team, Inc. Shareholders
Wednesday, May 22, 2024 at 3:00 p.m. Central Time
Offices of TEAM, Inc. located at 13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MAY 22, 2024 ANNUAL MEETING OF SHAREHOLDERS. THE COMPANY’S PROXY STATEMENT AND FORM 10-K ARE AVAILABLE AT:
www.investorvote.com/TISI

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TISI

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — TEAM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 22, 2024
The undersigned hereby appoints André C. Bouchard and Matthew Acosta, or any persons then-serving in the role of Secretary or Chief Accounting Officer of the Company, with full power of substitution and ratification, attorney and proxy of the undersigned to vote all shares of Team, Inc. which the undersigned is entitled to vote at Team, Inc.’s 2024 Annual Meeting of Shareholders which will be held on May 22, 2024 at 3:00 p.m. (Central Time), at Offices of TEAM, Inc. located at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

Appendix A

Team, Inc.
Second Amended and Restated 2018 Equity Incentive Plan
1.PURPOSE
This Plan is intended to foster and promote the long-term financial success of Team, Inc. and its Affiliates (the “Company Group”); to reward performance and to increase stockholder value by providing Participants appropriate incentives and rewards; to enable the Company Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company Group’s businesses are largely dependent; to encourage Participants’ ownership interest in Team, Inc.; and to align the interests of management and directors with that of the Company’s stockholders. This Plan has been amended and restated as of the Effective Date.
2.DEFINITIONS
(a)“Affiliate” means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company, except solely with respect to the issuance of Incentive Stock Options, the term “Affiliate” shall be limited to any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Code Sections 424(e) and 424(1) respectively.
(b)“Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and/or Performance Units.
(c)“Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of an Award.
(d)“Board of Directors” means the board of directors of the Company.
(e)“Cause” means, with respect to the termination of a Participant by the Company or another member of the Company Group, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment or other agreement between the Participant and the Company or such other member of the Company Group. In the absence of such then- effective written agreement and definition, “Cause” means, unless otherwise specified in the applicable Award Agreement, with respect to a Participant:
(i)a material breach by the Participant of the Participant’s duties and obligations or agreements with the Company Group that remains uncured following thirty (30) day’s prior written notice from a member of the Company Group to the Participant identifying in reasonable detail the nature of any such material breach, including but not limited to gross negligence in the performance of his duties and responsibilities;
(ii)willful misconduct by the Participant that in the reasonable determination of the Board of Directors or Committee has caused or is likely to cause material injury to the reputation or business of the Company;
(iii)any act of fraud, material misappropriation or other dishonesty by the Participant;
(iv)willful violation of the Company’s Code of Ethical Conduct as reasonably determined by the Board of Directors or the Committee; or
(v)Participant’s conviction of a felony.
A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his or her resignation or discharge that discharge for Cause was warranted.
(f)“Change of Control” means the first to occur of any of the following events:
(i)any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Company’s employee benefit plans, or any entity holding the Company’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of (Y) the Company’s securities representing 50% or more of the combined voting power of the Company’s then outstanding securities or (Z) 90% or more of the Company’s operating assets, other than pursuant to a transaction excepted in Clause (ii);

(ii)the consummation of a merger, consolidation, or other reorganization of the Company, unless:
(1)under the terms of the agreement providing for such merger, consolidation, or reorganization, the stockholders of the Company immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Company resulting from such merger, consolidation, or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;
(2)the individuals who were members of the Board immediately prior to the execution of such agreement constitute at least a majority of the members of the board of directors of the Surviving Company after such merger, consolidation, or reorganization; and
(3)no Person (other than (A) the Company or any subsidiary of the Company, (B) any Benefit Plan, (C) the Surviving Company or any subsidiary of the Surviving Company, or (D) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 51% or more of the then outstanding voting securities) will have beneficial ownership of 51% or more of the combined voting power of the Surviving Company’s then outstanding voting securities;
(iii)during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
Notwithstanding Clause (i), a Change of Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 51% or more of the combined voting power of the Company’s then outstanding securities solely as a result of an acquisition by the Company of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 51% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 51% or more of the combined voting power of the Company’s then outstanding securities by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend or similar transaction), then a Change of Control of the Company shall be deemed to have occurred with respect to such Person under Clause (i). In no event shall a Change of Control of the Company be deemed to occur by virtue of the acquisition of the Company’s securities by one or more Benefit Plans.
Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.
(g)“Code” means the Internal Revenue Code of 1986, as amended.
(h)“Committee” means the committee designated by the Board of Directors pursuant to Section 3 of the Plan to administer the Plan.
(i)“Common Stock” means the common stock of the Company, par value, $0.30 per share.
(j)“Company” means Team, Inc., a corporation organized under the laws of Delaware, and its successors.
(k)“Date of Grant” means the date when the Company completes the corporate action necessary to create the legally binding right constituting an Award, as provided in Code Section 409A and the regulations thereunder.
(l)“Disability” means an individual is classified as disabled under the terms of the Company’s long-term disability plan.
(m)“Effective Date” means the date the Plan, as amended and restated by this second amendment and restatement, is approved by the stockholders of the Company. The original effective date for the Plan was May 18, 2018. The Plan was amended and restated by the first amendment and restatement, effective May 13, 2021.

(n)“Employee” means any person employed by the Company or an Affiliate. Directors who are employed by the Company or an Affiliate shall be considered Employees under the Plan.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)“Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option, or, in the case of Stock Appreciation Rights, the base price of the Stock Appreciation Right upon the Date of Grant.
(q)“Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:
(i)if the Common Stock is listed on the NYSE (or another established stock exchanges or national market system, Fair Market Value shall be the closing sales price for such stock as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no sales were reported on that date, on the last trading date such closing sales price was reported), as reported in The Wall Street Journal or reported such other source as the Committee deems reliable;
(ii)if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sale price for such stock as quoted on such system or by such securities dealer on the date of determination, but if no such price was reported on that date, on the last date such price was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)in the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.
The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.
(r)“Good Reason” means, unless otherwise provided in an employment agreement between an Employee and the Company or a member of the Company Group, with respect to an individual the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of Employee by the Company or a member of the Company Group for Cause: (A) a material reduction by the Company or a member of the Company Group of Employee’s base salary; (B) a material reduction in Employee’s authority, duties and responsibilities, provided, however, that Good Reason shall not be considered to occur solely because an Employee’s authorities, duties or responsibilities, and position are reallocated to other Employees based on a good faith determination by the Company or a member of the Company Group that such reallocation is necessary in order for the Company or a member of the Company Group to adequately to address growth, acquisitions or expansion or changes of the business of the Company or its Affiliates; or (C) the Company’s (or a member of the Company Group) requiring Employee to be based anywhere other than within 50 miles of Employee’s office location as of the Date of Grant except for requirements of reasonably required travel on the Company’s business.
(s)“Incentive Stock Option” means a stock option granted to a Participant pursuant to Section 8 of the Plan that is intended to meet the requirements of Code Section 422.
(t)“Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to Section 7 of the Plan that is not intended to qualify, or does not quality, as an Incentive Stock Option.
(u)“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
(v)“Outside Director” means a member of the Board of Directors of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.
(w)“Participant” means any person who holds an outstanding Award.
(x)“Performance-Based Award” means the Awards issued under Section 14.
(y)“Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following:

(i)revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBIDTA”), earnings before interest and taxes (“EBIT”), achievement of profit, economic value added (“EVA”), and price per share of Common Stock);
(ii)expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs);
(iii)operating measures (which include productivity, operating income, operating earnings, cash flow, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures (which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, sales of services, and sales production);
(iv)liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);
(v)leverage measures (which include debt reduction, debt-to-equity ratio and net debt);
(vi)market measures (which include market share, stock price, growth measure, total stockholder return and market capitalization measures); stockholders’ equity; return on assets; stockholder returns, and which may be risk-adjusted);
(vii)corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters);
(viii)other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions); and
(ix)such other measures as determined by the Committee in its discretion.
(z)“Performance Goals” means the goals established in writing by the Committee for a Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish a Performance Goal, the Performance Goal may be: (i) expressed on a corporate-wide basis or with respect to one or more Affiliates, business units, divisions, subsidiaries or business segments or any combination thereof or for an individual on an individual basis; (ii) in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies; (iii) absolute or based on change in the Performance Criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (v) based on GAAP or non-GAAP calculations; or (vi) any combination of the foregoing. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
(aa)“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
(bb)    “Performance Unit” means a dollar denominated unit awarded to a Participant pursuant to Section 13 of the Plan.
(cc)    “Permitted Transferees” means with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
(dd)    “Plan” means this Second Amended and Restated Team, Inc. 2018 Equity Incentive Plan.
(ee)    “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 10 of the Plan.

(ff)    “Restricted Stock Unit” means the grant of a right to receive Shares or the cash equivalent value in the future pursuant to Section 11 of the Plan.
(gg)    “Share” means a share of Common Stock.
(hh)    “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 12 of the Plan.
(ii)    “Termination of Service” shall mean the termination of employment of an Employee by the Company and all Affiliates or the termination of service by an Outside Director as a member of the Board of Directors of the Company and all Affiliates. A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. Furthermore, a Participant’s service with the Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or an Affiliate; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s right to return to service with the Company Group is guaranteed by statute or contract. Unless the Participant’s leave of absence is approved by the Committee, a Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor). Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.
3.ADMINISTRATION
The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to quality for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Unless and until otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee; provided, however, that Board of Directors may serve as the Committee hereunder: (i) if the Compensation Committee has not been constituted; or (ii) with respect to Awards to Outside Directors.
(a)Except as specified herein, the Committee shall have the sole and complete authority to:
(i)determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;
(ii)determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;
(iii)interpret and construe the Plan and all Award Agreements;
(iv)prescribe, amend and rescind rules and regulations relating to the Plan;
(v)determine the content and form of all Award Agreements;
(vi)determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;
(vii)consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates thereof, provided that the Committee shall not have any discretion or authority to “reprice” any Options within the meaning of Section 23(b) hereof;
(viii)determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Award;
(ix)maintain accounts, records and ledgers relating to Awards;
(x)maintain records concerning its decisions and proceedings;

(xi)employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and
(xii)do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.
The Committee’s determinations under the Plan shall be final and binding on all persons.
(b)Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option or Stock Appreciation Right, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon Shares which may be issued upon exercise of such Award.
(c)The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.
(d)The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (i) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person; or (ii) any Awards to an Outside Director.
(e)The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan.
4.TYPES OF AWARDS AND RELATED RIGHTS
The following types of Awards may be granted under the Plan:
(a)Non-Statutory Stock Options;
(b)Incentive Stock Options;
(c)Restricted Stock;
(d)Restricted Stock Units;
(e)Stock Appreciation Rights; and
(f)Performance Units.
5.STOCK SUBJECT TO THE PLAN
(a)General Limitations. Subject to adjustment as provided in Section 20 hereof, the maximum number of Shares reserved for issuance in connection with Awards under the Plan is the sum of (i) 375,000 Shares; and (ii) the number of Shares remaining for issuance under the Plan immediately prior to the Effective Date. If all or any portion of any Award issued under the Plan shall terminate, expire, be cancelled or forfeited, or be exchanged with the Committee’s approval, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock (including Shares subject to Awards issued prior to the Effective Date), new Awards may thereafter be awarded with respect to such shares. Any shares of Common Stock tendered (by either actual delivery or attestation) to (i) pay the exercise price of an Option granted under the Plan, (ii) settled in cash in lieu of shares of Common Stock, or (iii) satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan. Any shares of Common Stock that (i) were subject to a Stock Appreciation Right granted under the Plan that were not issued upon the exercise of such Stock Appreciation Right, or (ii) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an option, shall not become available for grant under the Plan. Any dividend equivalents settled in shares of Common Stock under the Plan shall be applied against the number of shares of Common Stock available for Awards.
(b)Individual Limitations. Subject to adjustment as provided in Section 20 hereof, the following individual award limitations shall apply:
(i)the maximum aggregate number of Shares for which Awards may be granted to any Participant in any calendar year (all of which may be issued as Non-Statutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights) shall be 1,000,000 shares of Common Stock;
(ii)the maximum aggregate amount that may be granted to any Participant in any calendar year under Awards that are payable in cash or property other than Shares that are Performance-Based Awards shall be $5 Million; and
(iii)the maximum aggregate number of Shares for which Awards may be granted to any Director in any calendar year (all of which may be issued as Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights) shall be 250,000 shares of Common Stock.
(c)Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by service providers of another corporation in connection with a merger or consolidation of the service recipient corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the service recipient corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Such substitution of any outstanding Option must satisfy the requirements of Treasury Regulation § 1.424-1 and Code Section 409A.
(d)Source of Shares. Shares issued under the Plan may be either authorized but unissued Shares, authorized Shares previously issued held by the Company in its treasury that have been reacquired by the Company, or Shares purchased by the Company in the open market.
6.ELIGIBILITY
Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.
7.NON-STATUTORY STOCK OPTIONS
The Committee may, subject to the limitations of this Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
(a)Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.
(b)Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. Shares underlying each Non-Statutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Non-Statutory Stock Option, after such Option becomes exercisable. A Non-Statutory Stock Option may not be exercised for fractional shares. If, on the date when a Non-Statutory Stock Option would otherwise terminate or expire the Exercise Price of the Non-Statutory Stock Option is less than the Fair Market Value of the Shares subject to the Non-Statutory Stock Option on such date but any portion of the Non-Statutory Stock Option has not been exercised, then subject to Section 7(g), the Non-Statutory Stock Option shall automatically be deemed to be exercised as of such date with respect to such portion by means of a “net exercise” as described in Section 9. An Award Agreement with respect to a Non-Statutory Stock Option may also provide for an automatic exercise of the Non-Statutory Stock Option on an earlier date, subject to the limitations in Section 15(a).
(c)Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than resignation, Disability or death, or Termination of Service for Cause, the Participant may exercise only those Non-Statutory Stock Options that were vested and immediately exercisable by the Participant at the date of such termination and only for two years following the date of such termination, or, if sooner, the expiration of the term of the Non-Statutory Stock Option.
(d)Termination of Service (Resignation). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service by resignation, the Participant may exercise only those Non-Statutory Stock Options that were vested and immediately exercisable by the Participant at the date of such termination and only for one year following the date of such termination, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.
(e)Termination of Service (Disability or Death). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become vested and fully exercisable and remain exercisable for one year following the date of such termination.
(f)Termination of Service for Cause. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service for Cause, all rights with respect to the Participant’s Non-Statutory Stock Options shall be forfeited and expire immediately upon the effective date of such Termination of Service for Cause.
(g)Extension of Term of Option. If a Non-Statutory Stock Options would expire on a day that the Participant cannot exercise the Non-Statutory Stock Option because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Non-Statutory Stock Option would no longer violate an applicable federal, state, local and foreign laws, but only to the extent allowed under Code Section 409A.
(h)Settlement. Upon exercise, a Non-Statutory Stock Option shall be settled in Shares.
8.INCENTIVE STOCK OPTIONS
The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
(a)Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Code Section 422, Common Stock representing more than 10% of the total combined voting securities of the Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.
(b)Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Code Section 422, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.
(c)Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable. An Incentive Stock Option may not be exercised for fractional shares. If, on the date when an Incentive Stock Option would otherwise terminate or expire the Exercise Price of the Incentive Stock Option is less than the Fair Market Value of the Shares subject to the Incentive Stock Option on such date but any portion of the Incentive Stock Option has not been exercised, then the Incentive Stock Option shall automatically be deemed to be exercised as of such date with respect to such portion by means of a “net exercise” as described in Section 9. An Award Agreement with respect to an Incentive Stock Option may also provide for an automatic exercise of the Incentive Stock Option on an earlier date.
(d)Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, or Termination of Service for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the

Participant at the date of such termination and only for three months following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.
(e)Termination of Service (Disability or Death). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all Incentive Stock Options held by such Participant shall become immediately vested and fully exercisable and remain exercisable for one year following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.
(f)Termination of Service for Cause. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of an Employee’s Termination of Service for Cause, all rights under such Employee’s Incentive Stock Options shall expire immediately upon the effective date of such Termination of Service for Cause.
(g)Settlement. Upon exercise, an Incentive Stock Option shall be settled in Shares.
(h)Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), within 10 days of such disposition.
9.METHOD OF EXERCISE OF OPTIONS
Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash or Common Stock owned by the Participant having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash and Shares, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a “net exercise.” The Participant may deliver shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company. A “net exercise” means the delivery of a properly executed notice followed by a procedure pursuant to which (1) the Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the Shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole Shares to be issued. Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) Shares are used to pay the Exercise Price pursuant to a “net exercise,” (B) Shares are delivered to the Participant as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations.
10.RESTRICTED STOCK AWARDS
The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
(a)Payment of the Restricted Stock. Awards of Restricted Stock may only be made in whole Shares.
(b)Terms of the Restricted Stock. Subject to the limitations in Section 15(a), the Committee shall determine the dates on which Restricted Stock granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Restricted Stock. Notwithstanding other paragraphs in this Section 10, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock except for any Restricted Stock that are Performance-Based Awards under Section 14 hereof. The acceleration of any Restricted Stock shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other Restricted Stock.
(c)Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, the Participant’s unvested Restricted Stock as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock shall become null and void.
(d)Termination of Service (Disability or Death). Unless otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all unvested Restricted Stock held by such Participant, including any Restricted Stock subject to a Performance Goal, shall immediately vest.

(e)Voting of Restricted Stock. After a Restricted Stock Award has been granted, but for which Shares covered by such Restricted Stock have not yet vested, the Participant shall be entitled to vote such Shares subject to the rules and procedures adopted by the Committee for this purpose.
(f)Restrictive Legend. Each certificate issued in respect of one or more shares of Restricted Stock shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:
(g)“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Second Amended and Restated Team, Inc. 2018 Equity Incentive Plan and an agreement entered into between the registered owner and Team, Inc. A copy of such plan and agreement is on file at the principal office of Team, Inc.”
(h)Transfers of Unrestricted Shares. Upon the vesting date for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).
(i)Awards to Outside Directors. The Committee may award shares of Stock to Outside Directors pursuant to this Section 10. The Committee shall designate the terms and conditions of any grant of Stock under this Section 10(h).
11.RESTRICTED STOCK UNITS
The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock Unit Awards to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions.
(a)Settlement of Restricted Stock Unit Award. A Restricted Stock Unit Award shall be settled either by the delivery of whole Shares or by the payment of cash based upon the Fair Market Value of a specified number of Shares, in the discretion of the Committee, subject to the terms of the applicable Award Agreement. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, any Stock Certificate evidencing the Shares payable under a Restricted Stock Unit Award will be issued (or cash paid) within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of Shares qualifies for the short-term deferral exception under Code Section 409A. Notwithstanding the preceding, a payment may be delayed where the Company reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law; provided, however, that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation. For this purpose, the making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.
(b)Terms of Restricted Stock Unit Awards. Subject to the limitations in Section 15(a), the Committee shall determine the dates on which Restricted Stock Units granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any Award. Notwithstanding other paragraphs in this Section 11, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock Units except for any such Restricted Stock Units that are Performance-Based Awards under Section 14 hereof. The acceleration of any Restricted Stock Unit Award shall create no right, expectation or reliance on the part of any other Participant or that Participant regarding any other Restricted Stock Unit Award.
(c)Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, the Participant’s unvested Restricted Stock Units as of the date of termination shall be forfeited and any rights the Participant had to such unvested Awards shall become null and void.
(d)Termination of Service (Disability or Death). Unless otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all unvested Restricted Stock Units held by such Participant shall immediately vest.
(e)Deferral. Unless expressly permitted by the Committee in the Award Agreement, a Participant does not have any right to make any election regarding the time or form of any payment pursuant to a Restricted Stock Unit Award. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit vests, provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements to avoid imposition of the “additional tax” under Code Section 409A(a)(l)(B).
12.STOCK APPRECIATION RIGHTS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions.
(a)Exercise Price. The Committee shall determine the Exercise Price of each Stock Appreciation Right. However, the Exercise Point shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.
(b)Terms of Stock Appreciation Rights. The Committee shall determine the term during which a Participant may exercise a Stock Appreciation Right, but in no event may a Participant exercise a Stock Appreciation Right, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Stock Appreciation Right, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Stock Appreciation Right. A Stock Appreciation Right may not be exercised for fractional shares. If, on the date when a Stock Appreciation Right would otherwise terminate or expire the Exercise Price of the Stock Appreciation Right is less than the Fair Market Value of the Shares subject to the Stock Appreciation Right on such date but any portion of the Stock Appreciation Right has not been exercised, then subject to Section 12(g), the Stock Appreciation Right shall automatically be deemed to be exercised as of such date with respect to such portion. An Award Agreement with respect to a Stock Appreciation Right may also provide for an automatic exercise of the Stock Appreciation Right on an earlier date.
(c)Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than resignation, Disability or death, or Termination of Service for Cause, the Participant may exercise only those Stock Appreciation Rights that were immediately exercisable by the Participant at the date of such termination and only for two years following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.
(d)Termination of Service (Resignation). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service by resignation, the Participant may exercise only those Stock Appreciation Rights that were immediately exercisable by the Participant at the date of such termination and only for one year following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.
(e)Termination of Service (Disability or Death). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all Stock Appreciation Rights held by such Participant shall become immediately vested and fully exercisable and remain exercisable for one year following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.
(f)Termination of Service for Cause. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service for Cause, all rights with respect to the Participant’s Stock Appreciation Rights shall be forfeited and expire immediately upon the effective date of such Termination of Service for Cause.
(g)Extension of Term of Stock Appreciation Right. If a Stock Appreciation Right would expire on a day that the Participant cannot exercise the Stock Appreciation Right because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Stock Appreciation Right would no longer violate an applicable federal, state, local and foreign laws, but only to the extent allowed under Code Section 409A.
(h)Settlement. Upon exercise, a Stock Appreciation Right shall be settled in cash or Shares, or both, in the discretion of the Committee, subject to the terms of the applicable Award Agreement.
13.TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS
Subject to the terms of the Plan, the Committee, in its discretion, may award Performance Units to any Participant. Each Award of Performance Units shall be evidenced by an agreement, in such form as is approved by the Committee, and, except as otherwise provided by the Committee, all Performance Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:
(a)Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount or a number of shares of Common Stock, as determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

(b)Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
(c)Settlement of Performance Units. Any Performance Unit shall be settled and paid within ninety (90) days after the end of the applicable Performance Period in the form of cash or in shares of Common Stock or in a combination thereof, as specified in the Participant’s applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or Affiliate on the day a Performance Unit is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance Unit for a Performance Period only if the Performance Goals for such period are achieved. Any shares of Common Stock paid to a Participant under this Section may be subject to any restrictions deemed appropriate by the Committee.
14.PERFORMANCE-BASED AWARDS
(a)Purpose. The purpose of this Section 14 is to provide the Committee the ability to grant Restricted Stock and Restricted Stock Units as Performance-Based Awards. If the Committee, in its discretion, decides to grant an Award of Restricted Stock and Restricted Stock Units that is intended to constitute a Performance-Based Award, the provisions of this Section 14 shall control over any contrary provision contained herein.
(b)Applicability. This Section 14 shall apply only to those Participants selected by the Committee to receive Performance-Based Awards. The designation of an Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, designation of an Employee as a Participant for a particular Performance Period shall not require designation of such Employee as a Participant in any subsequent Performance Period and designation of one Employee as a Participant shall not require designation of any other Employees as a Participant in such period or in any other period.
(c)Procedures with Respect to Performance-Based Awards. No later than 90 days following the commencement of any fiscal year in question or, for an Award that uses any other designated fiscal period or period of service, the commencement of such performance period, the Committee shall, in writing, (i) designate one or more Employees to receive Performance-Based Awards, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Performance-Based Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Performance-Based Awards, as applicable, to be earned by each Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.
(d)Adjustments and Modifications. Unless otherwise determined by the Committee at the time a Performance-Based Award is granted, the Committee shall have the authority to specify adjustments or modifications to be made to the calculation of any applicable Performance Goals based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or infrequent nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures and the related costs and expenses; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in the Company’s fiscal year; and (xi) such other events as the Committee determines appropriate in its sole discretion.
(e)Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant. Unless otherwise provided in the applicable Award Agreement, in the event of Participant’s Termination of Service due to Disability or death, all unvested Performance-Based Awards held by such Participant shall immediately vest.
(f)Effect on Other Plans and Arrangements. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
15.VESTING

(a)Minimum Vesting Period. The Committee shall establish the vesting schedule to apply to any Award, which shall be set forth in the applicable Award Agreement. Each Award issued under this Plan’s terms shall have a vesting period of not less than one (1) year; provided, however, that (i) no minimum vesting period shall apply with respect to grants of up to five percent (5%) of the amount designated in Section 5(a) above, subject to adjustment as provided in Section 20(a), and (ii) this Section 15(a) shall not apply to Substitute Awards issued pursuant to Section 5(c) above. If a Participant’s employment with or service to the Company or an Affiliate terminates for any reason other than Disability or death, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.
(b)Effect of “Change of Control.” Notwithstanding Section 15(a):
(i)Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof is terminated without Cause within 12 months before or after such Change of Control or Participant resigns for Good Reason (or such other period set forth in the Award Agreement):
(1)Options and Stock Appreciation Rights outstanding as of the date of such Change of Control (or Termination of Service, if later) will immediately vest upon the Change of Control (or Termination of Service, if later), become fully exercisable, and may thereafter be exercised for two years (or the period of time set forth in the Award Agreement), or, if sooner, the expiration of the term of the Award; and
(2)The restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units and Performance Units outstanding as of the Change of Control (or Termination of Service, if later) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested.
For the purposes of this Section 15(b), an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock or Performance Unit, or Restricted Stock Unit immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock or Performance Unit, or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(ii)Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control, to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then as of the Change of Control:
(1)Those Options and Stock Appreciation Rights outstanding as of the date of the Change of Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable;
(2)Restrictions, limitations and other conditions applicable to Restricted Stock, Performance Units and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock, Performance Units and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and
(3)Any Award subject to performance criteria shall be prorated based on the performance from the Award Date to the date of the Change of Control. The proration shall be based upon the method set forth in the Award Agreements evidencing the applicable Awards, or if no method is specified, based upon the total number of days during the performance period prior to the Change of Control in relation to the total number of days during the performance period.
16.LIMITATIONS ON DIVIDENDS AND DIVIDEND EQUIVALENTS
The Committee may provide that Awards under this Plan shall earn dividends or dividend equivalents; provided, however, that no portion of such dividends or dividend equivalents may be paid prior to vesting or during the forfeiture restriction period. Prior to payment, such dividends or dividend equivalents shall be credited to an account maintained on the books of the Company. Any crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents. Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.
17.RIGHTS OF PARTICIPANTS
No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant’s services.
18.DESIGNATION OF BENEFICIARY
A Participant may, with the consent of the Committee (which shall not be unreasonably withheld), designate a beneficiary or beneficiaries to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to designate a beneficiary, or if no designated beneficiary survives the Participant, then the Participant’s estate will be deemed to be the beneficiary.
19.TRANSFERABILITY OF AWARDS
(a)Incentive Stock Options. Incentive Stock Options are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, Incentive Stock Options may be exercised only by the Participant (or a legal representative if the Participant becomes incapacitated).
(b)Awards Other Than Incentive Stock Options. All Awards granted pursuant to this Plan other than Incentive Stock Options are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, with the approval of the Committee, a Participant may transfer a Non-Statutory Stock Option or a Stock Appreciation Right for no consideration to or for the benefit of one or more Permitted Transferees subject to such limits as the Committee may establish, and the Permitted Transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under this Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award.
20.ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE OF CONTROL
(a)Adjustment Clause. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), appropriate adjustments shall be made to (i) the aggregate number of Shares with respect to which awards may be made under the Plan pursuant to Section 5(a); (ii) the terms and the number of Shares and/or the Exercise Price per Share of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units; and (iii) the share limitations set forth in Section 5 hereof. The Committee shall also make appropriate adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to stockholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive. Conversion of any convertible securities of the Company shall be deemed to have been effected for adequate consideration. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b)Change of Control. If a Change of Control occurs, the Committee may, in its discretion and without limitation:
(i)cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion; it being understood that if stockholders receive consideration other than publicly traded equity securities of the surviving entity, any determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall equal the excess, if any, of the value of the consideration being paid for each Share in such transaction over the Exercise Price of such Option or Stock Appreciation Right shall conclusively be deemed valid. Accordingly, if the Exercise Price of the Shares subject to a Stock Option or Stock Appreciation Right exceeds the Fair Market Value of such Shares, then such Stock Option or Stock Appreciation Right may be cancelled without making a payment to the holder of the Stock Option or Stock Appreciation Right;
(ii)substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Awards;
(iii)arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company);
(iv)may, after giving Participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, terminate any or all unexercised Stock Options and Stock Appreciation Rights. Such termination shall take place as of the date of the Change of Control or such other date as the Committee may specify; and
(v)with respect to any outstanding Performance Units or Performance Awards, require the mandatory surrender by a Participant of some or all of such Awards as of a date, before or after the Change in Control occurs, specified by the Committee, in which case the Committee will cancel those awards, and we will pay (or cause to be paid) to each participant an amount of cash equal to the value of any Performance Units or Performance Awards, as applicable, based on the performance from the Award Date to the date of the Change of Control, with the amount of payment pro-rated to the extent the performance or vesting period has not been completed.
(c)Section 409A revisions with Respect to Adjustments. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A to be subject thereto.
21.TAX WITHHOLDING
Whenever under this Plan, cash or Shares are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the minimum withholding of such sums come from compensation otherwise due to the Participant or from any Shares due to the Participant under this Plan, or (iii) any combination of the foregoing provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.
22.CLAWBACK/RECOVERY
All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of Cause.
23.AMENDMENT OF THE PLAN AND AWARDS

(a)The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided; however, (i) provisions governing grants of Incentive Stock Options shall be submitted for stockholder approval to the extent required by applicable law or regulation; (ii) except as permitted by Section 20, no amendment may increase the share limitations set forth in Section 5 or decrease the minimum Exercise Price for Stock Options or Stock Appreciation Rights set forth in Sections 7(a), 8(a) and 12(a), unless any such amendment is approved by the Company’s stockholders within 12 months before or after such amendment; and (iii) the provisions of Section 23(b) (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company’s stockholders. Failure to ratify or approve amendments or modifications by stockholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may materially adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.
(b)The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant; provided, however, that repricing of Stock Options or Stock Appreciation Rights shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling an Option or Stock Appreciation Right at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for cash or for another Option, Stock Appreciation Right or other Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 20. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
24.RIGHT OF OFFSET
The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, documented travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company on a past due basis, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Code Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
25.ELECTRONIC DELIVERY AND SIGNATURES
(a)Any reference in an Award Agreement or the Plan to a written document includes without limitation any document delivered electronically or posted on the Company’s or an Affiliate’s intranet or other shared electronic medium controlled by the Company or an Affiliate.
(b)The Committee and any Participant may use facsimile and PDF signatures in signing any Award or Award Agreement, in exercising any Option or Stock Appreciation Right, or in any other written document in the Plan’s administration. The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.
26.EFFECTIVE DATE OF PLAN
The Plan was originally effective May 18, 2018 and was amended and restated by the first amendment and restatement, effective May 13, 2021. The Plan shall be amended and restated by this second amendment and restatement effective as of March 27, 2024, provided such amendment and restatement is approved by at least a majority vote of shareholders voting in person or by proxy with respect to the Plan at the Company’s shareholders’ meeting on May 22, 2024.
27.TERMINATION OF THE PLAN
The right to grant Awards under the Plan will terminate after March 13, 2031. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Award.
28.APPLICABLE LAW; COMPLIANCE WITH LAWS

The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.
29.PROHIBITION ON DEFERRED COMPENSATION
It is the intention of the Company that no Award shall be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code Section 409A(d)(l) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.
30.NO GUARANTEE OF TAX TREATMENT
Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board of Directors or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.